                                                                [Execution Copy]




 ==============================================================================



                  SECOND SECURED VENDOR FINANCING AGREEMENT


                                 dated as of


                               August 29, 1997


                                    among


                        NEXTEL COMMUNICATIONS, INC.,


                           NEXTEL FINANCE COMPANY

                                     and

               THE OTHER "RESTRICTED COMPANIES" PARTY HERETO,

                                     and

                       THE VENDOR LENDERS PARTY HERETO






 ==============================================================================

                               TABLE OF CONTENTS


                                                                                                         Page
                                                              ARTICLE I

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 1.03.  Terms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 1.04.  Accounting Terms; GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 1.05.  Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                              ARTICLE II

The Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.01.  The Tranche D Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.02.  Tranche D Loans and Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.03.  Requests for Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.04.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.05.  Funding of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.06.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.07.  Termination and Reduction of Tranche D Commitments  . . . . . . . . . . . . . . .  23
         SECTION 2.08.  Repayment of Tranche D Loans; Evidence of Debt  . . . . . . . . . . . . . . . . .  24
         SECTION 2.09.  Prepayment of Tranche D Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.10.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.11.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.12.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.13.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.14.  Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.16.  Payments Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                             ARTICLE III

Guarantee by NCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.01.  The Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.02.  Obligations Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.03.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.04.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.05.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.06.  Instrument for the Payment of Money . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.07.  Continuing Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                      (i)

                                                                                                         Page
                                                                                                         ----
                                                              ARTICLE IV

Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.01.  Organization; Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.02.  Authorization; Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.03.  Governmental Approvals; No Conflicts  . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.04.  Financial Condition; No Material Adverse Change . . . . . . . . . . . . . . . . .  34
         SECTION 4.05.  Representations in Vendor Financing Agreement . . . . . . . . . . . . . . . . . .  35

                                                              ARTICLE V

Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.01.  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.02.  Each Tranche D Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                              ARTICLE VI

Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.01.  Financial Statements and Other Information  . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.02.  Notices of Material Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.03.  Existence; Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 6.04.  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 6.05.  Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 6.06.  Books and Records; Inspection Rights  . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.07.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.08.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.09.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.10.  Hedging Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 6.11.  Certain Obligations Respecting Subsidiaries and Collateral Security . . . . . . .  44
         SECTION 6.12.  Planned Option Issuances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                             ARTICLE VII

Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.01.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 7.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 7.03.  Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 7.04.  Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements . .  52





                                      (ii)

                                                                                                         Page
                                                                                                         ----
         SECTION 7.05.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.06.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.07.  Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.08.  Certain Financial and Other Covenants . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.09.  Lines of Business, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 7.10.  Modifications to Certain Agreements . . . . . . . . . . . . . . . . . . . . . . .  62

                                                             ARTICLE VIII

Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                              ARTICLE IX

Intentionally Left Blank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                              ARTICLE X

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.02.  Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.04.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 10.05.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 10.06.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.07.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.08.  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process . . . . . . . . . . .  73
         SECTION 10.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 10.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 10.12.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 10.13.  Intentionally Left Blank . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 10.14.  Obligations Senior . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75


EXHIBITS:

Exhibit A   -- [Intentionally Left Blank]
Exhibit B   -- [Intentionally Left Blank]
Exhibit C-1 -- Copy of Restricted Company Guarantee and
                            Security Agreement





                                     (iii)

Exhibit C-2 -- Copy of Amendment No. 1 to Restricted Company
                            Guarantee and Security Agreement
Exhibit C-3 -- Form of Amendment No. 2 to Restricted Company
                            Guarantee and Security Agreement
Exhibit D   -- Form of Second Secured Intercreditor and Collateral Agency
                            Agreement
Exhibit E   -- Form of Joinder Agreement





                                      (iv)

                 SECOND SECURED VENDOR FINANCING AGREEMENT dated as of August 29, 1997 among NEXTEL COMMUNICATIONS, INC., NEXTEL FINANCE COMPANY and the other RESTRICTED COMPANIES party hereto, and the VENDOR LENDERS party hereto.

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                 "Administrative Agent" means Toronto Dominion (Texas) Inc., in its capacity as administrative agent for the Lenders under the Credit Agreement.

                 "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                 "Agents" means the Administrative Agent and the Collateral
Agent.

                 "Amendment No. 3 Effective Date" means the date on which the conditions to the effectiveness of the amendments provided for in Amendment No. 3 of the Vendor Financing Agreement set forth in Section 6 thereof are satisfied (or waived in accordance with said Section 6).

                 "Annualized Operating Cash Flow" means, as at any day, Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such day multiplied by 4.

                 "Annualized Revenue" means, as at any day, gross revenues of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) for the period of three complete calendar months ending on, or most recently ended prior to, such day multiplied by 4.

                 "Authorizations" means all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any PUC and any other Federal, state or local regulatory or governmental bodies and authorities, including any subdivision thereof.





                   Second Secured Vendor Financing Agreement

                 "Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Tranche D Commitment Termination Date and (b) the date of termination of the Tranche D Commitments.

                 "Average Life to Maturity" means, as at any day with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the day to the date or dates of each successive principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                 "Basic Documents" means the Second Secured Loan Documents, the Credit Agreement, the Vendor Financing Agreement and the Vendor Equipment Agreements.

                 "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                 "Borrower" means Nextel Finance Company, a Delaware corporation.

                 "Borrowing" means Tranche D Loans made on the same date.

                 "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                 "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                 "Capital Expenditures" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. "Capital Expenditures" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                 "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person





                   Second Secured Vendor Financing Agreement under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Change in Control" means either (a) a "Change of Control" under and as defined in the Public Note Indentures, or any other similar event (howsoever defined) requiring the prepayment, redemption or offer to repurchase of the respective Indebtedness under any agreement providing for the issuance of Indebtedness of NCI after September 27, 1996, pursuant to Section 7.01(c)(i) or 7.01(d), or (b) the termination or material modification of the authority of the Operations Committee of NCI (including through the occurrence of a "Trigger Event" as defined in NCI's Certificate of Incorporation as in effect on September 27, 1996) or the inability of Craig O. McCaw (whether acting directly or through any Person controlled by him) for any reason (other than by reason of his death, disability or incompetence) to designate a majority of the members of said Operations Committee.

                 "Chase" means The Chase Manhattan Bank, a New York state banking corporation.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" means all cash and other property in which the Collateral Agent has a Lien (whether or not perfected under applicable law) under any of the Security Documents, including all "Collateral" under and as defined in the Restricted Company Guarantee and Security Agreement.

                 "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Lenders, the Vendors and the Vendor Lenders under the Security Documents.

                 "Contributed Capital" means, as at any time, the net aggregate amount of equity capital received after September 30, 1996 by the Restricted Companies in respect of shares of common stock to the extent such amount does not exceed the aggregate proceeds of Qualifying Debt or Equity Issuances by NCI after September 30, 1996.

                 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.





                   Second Secured Vendor Financing Agreement

                 "Credit Agreement" means the Credit Agreement dated as of September 27, 1996 among NCI, the Restricted Companies, the Lenders named therein, the Administrative Agent and the Collateral Agent.

                 "Credit Parties" means NCI and the Restricted Companies.

                 "Debt Service" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the following: (a) the amount, if any, by which the aggregate principal amount of "Revolving Credit Loans" outstanding under the Credit Agreement at the beginning of such period shall exceed the aggregate amount of the "Revolving Credit Commitments" thereunder scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.07 of the Credit Agreement plus (b) the amount, if any, by which the aggregate principal amount of Tranche B Loans outstanding under the Vendor Financing Agreement at the beginning of such period shall exceed the aggregate amount of the Tranche B Commitment under the Vendor Financing Agreement scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitment scheduled to occur during such period pursuant to Section 2.07 of the Vendor Financing Agreement plus (c) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the "Tranche A Loans" and "Tranche C Loans" under the Vendor Financing Agreement, the "Tranche C Term Loans", the "Tranche D Term Loans" and the "Tranche E Loans" under the Credit Agreement and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to Section 2.09) made during such period plus (d) all Interest Expense for such period. "Debt Service" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                 "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06 to the Vendor Financing Agreement.

                 "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Restricted Company to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.





                   Second Secured Vendor Financing Agreement

                 "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Restricted Companies in connection with such Disposition.

                 "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                 "Enhanced SMR System" means a wide-area network of specialized mobile radio base stations that employs digital and other advanced, spectrally efficient communications technologies to provide a full range of communications services including voice, dispatch, interconnected telephone and data services.

                 "Environmental Laws" means all laws, rules, regulations, policies, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters, including FCC rules and policies concerning RF Emissions.

                 "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or RF Emissions, (c) exposure to any Hazardous Materials or RF Emissions, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c)





                   Second Secured Vendor Financing Agreement of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                 "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                 "Event of Default" has the meaning assigned to such term in
Article VIII.

                 "Excess Cash Flow" means, for any fiscal year of the Restricted Companies, the excess of (a) Operating Cash Flow for such fiscal year over (b) the sum of (i) Debt Service for the Restricted Companies for such fiscal year plus (ii) the aggregate amount of all Capital Expenditures for the Restricted Companies made during such fiscal year, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(g) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such fiscal year plus (iv) $5,000,000.

                 "Excluded Taxes" means, with respect to any Vendor Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.





                   Second Secured Vendor Financing Agreement

                 "FCC" means the Federal Communications Commission or any Governmental Authority substituted therefor.

                 "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of an SMR System, radio paging system, mobile telephone system or other radio communications system.

                 "Final Order" means an action by any Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for such Governmental Authority to set aside the action on its own motion have expired.

                 "Financial Officer" means, with respect to NCI or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller of NCI or the Borrower, as the case may be.

                 "First Tier Restricted Company" means any Restricted Company that is not a Wholly Owned Subsidiary of one or more other Restricted Companies.

                 "Fixed Charges Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) the sum of (i) Annualized Operating Cash Flow as at such day plus (ii) the aggregate unutilized amount of the "Commitments" under the Credit Agreement and the unutilized amount of the "Commitments" under the Vendor Financing Agreement, as at such day plus (iii) the amount of cash and cash equivalents held by NCI and the Restricted Companies on such day to (b) the sum of (i) Debt Service for NCI and the Restricted Companies for the period of four fiscal quarters ending on such day plus (ii) the aggregate amount of Capital Expenditures for NCI and the Restricted Companies made during such period, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(g) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) plus
(iii) the aggregate amount of Federal, state and local income taxes paid by NCI and its subsidiaries in respect of such period.

                 "GAAP" means generally accepted accounting principles in the United States of America.

                 "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity





                   Second Secured Vendor Financing Agreement exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                 "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or





                   Second Secured Vendor Financing Agreement otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                 "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

                 "Intercreditor and Collateral Agency Agreement" means the Intercreditor and Collateral Agency Agreement dated as of September 27, 1996 between the Restricted Companies, the Vendors, the Administrative Agent and the Collateral Agent.

                 "Interest Coverage Ratio" means, as at any day, the ratio of
(a) Annualized Operating Cash Flow as at such day to (b) Interest Expense for NCI and the Restricted Companies for the period of four fiscal quarters ending on or most recently ended prior to such day.

                 "Interest Expense" means, for any period, the following:

                 (a) in the case of the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest not required to be paid in cash during such period, plus
         (ii) all Restricted Payments made by any Restricted Company to NCI during such period to enable NCI to pay interest in respect of Indebtedness of NCI, as permitted by Section 7.05, plus (iii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period); and

                 (b) in the case of NCI and the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest not required to be paid in cash during such period, plus
         (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).





                   Second Secured Vendor Financing Agreement

"Interest Expense" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                 "January 1994 Indenture" means the Indenture referred to in clause (c) of the definition of the term "Public Note Indentures" in this
Section 1.01.

                 "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E.

                 "Lenders" means the "Lenders" from time to time party to the Credit Agreement.

                 "License Company" means any Restricted Company that holds any FCC Licenses or PUC Authorizations.

                 "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than a Restricted Company) with respect to such securities.

                 "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole, (b) the ability of any of NCI and the Restricted Companies to perform any of their respective obligations under this Agreement or the other Second Secured Loan Documents or (c) the rights of or benefits available to the Vendor Lenders under this Agreement and the other Second Secured Loan Documents.

                 "Material Indebtedness" means Indebtedness (other than the Tranche D Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such Hedging Agreement were terminated at such time.





                   Second Secured Vendor Financing Agreement

                 "Maturity Date" means the last Business Day in June, 2003.

                 "Mobile Communications Business" means the business consisting of (a) owning, operating or managing one or more SMR Systems and (b) to the extent ancillary thereto and not constituting a material part of the operations as a whole, other communications businesses related thereto which utilize the training or resources appurtenant to the operation of an SMR System, including radio paging services or sales or servicing of radio equipment or mechanical parts and mobile telephone services, provided that such term shall not include the ownership, operation or management of licenses for 1.8 GHz "personal communications services" pursuant to Part 24.

                 "Mortgages" means, collectively, one or more assignments of lease, mortgages, deeds of trust, deeds to secure debt and similar instruments executed by a Restricted Company in favor of the Collateral Agent (or a trustee for the benefit of the Collateral Agent), and covering interests in real property held by such Restricted Company as collateral security for the "Secured Obligation" under and as defined in the Intercreditor and Collateral Agency Agreement and the Second Secured Intercreditor and Collateral Agency Agreement, in each case in such form as shall be satisfactory to the Collateral Agent.

                 "Motorola" means Motorola, Inc., a Delaware corporation.

                 "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                 "NCI" means Nextel Communications, Inc., a Delaware corporation.

                 "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Restricted Companies directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

                 (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses payable by the Restricted Companies in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Restricted Companies as a result of such Disposition, but only to the extent that on the date of such Disposition the Borrower delivers a certificate of a Financial Officer setting forth a calculation of the amount of such estimated taxes and delivers an amount of such Net Cash Payments equal to such estimated taxes to the Collateral Agent to be held in the





                   Second Secured Vendor Financing Agreement

         Tax Proceeds Account until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes by the March 15 of the year immediately following the fiscal year in which such Disposition shall have occurred, the remaining balance shall be treated as "Net Cash Payments" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 2.09(b)(ii) (and, in the event the Borrower shall elect, pursuant to Section 2.09(b)(ii)(y) to reinvest such remaining balance into replacement assets, the twelve-month period provided for in Section 2.09(b)(ii)(z) shall be measured from such March 15), and

                 (b) Net Cash Payments shall be net of any repayments by the Restricted Companies of Indebtedness or other obligations to the extent that (i) such Indebtedness or other obligations is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness or other obligations be repaid as a condition to the purchase of such property or (ii) such Indebtedness or other obligations requires that it be repaid as a condition to such Disposition.

                 "Net Income" means, for any period, the net income of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) and treating as operating expenses all amounts paid by the Restricted Companies to NCI pursuant to the Overhead Services Agreement.

                 "Network Subscriber Units" means, as at any date, the number of units (described as mobile stations within the meaning of Part 90), employing analog or digital technology, subscribing to, and paying for, communications services provided by the Restricted Companies for a period of not less than 30 days as of such date, excluding any such unit to the extent the accounts receivable generated by operation of such unit are more than 90 days past due as of such date.

                 "Operating Cash Flow" means, for any period, the sum, for the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP), of the following (in each case adjusted to exclude all extraordinary and unusual items, income or loss attributable to equity in affiliates and non-cash minority interest payments and receipts): (a) Net Income for such period plus (b) income tax expense and Interest Expense (to the extent deducted in determining Net Income) for such period plus (c) depreciation, amortization and other non-cash charges (to the extent deducted in determining Net Income) for such period.

                 "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment





                   Second Secured Vendor Financing Agreement made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Second Secured Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

                 "Overhead Services Agreement" means the Overhead Services Agreement dated as of September 27, 1996, between the Restricted Companies and NCI.

                 "Part 24" means 47 CFR Part 24 of the Rules and Regulations of the FCC in effect from time to time or such other parts or subparts that may be substituted for or combined with said Part 24.

                 "Part 90" means 47 CFR Part 90 of the Rules and Regulations of the FCC in effect from time to time or such other parts or subparts that may be substituted for or combined with said Part 90.

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                 "Permitted Debt Limitation" means, at any date, the amount of Indebtedness permitted to be incurred on such date pursuant to clause (iii) of the definition of "Permitted Debt" under each of the Public Note Indentures.

                 "Permitted Encumbrances" means:

                 (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                 (b) carriers', warehousemen's, mechanics', landlord's, lessor's, materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

                 (c) pledges and deposits made in the ordinary course of business in compliance with workers compensation, unemployment insurance and other social security laws or regulations;

                 (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;





                   Second Secured Vendor Financing Agreement

                 (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Restricted Company;

                 (f) subleases of property with respect to which a Restricted Company is the primary lessee, to the extent such subleases arise in the ordinary course of business and do not interfere in any material respect with the business of any Restricted Company; and

                 (g) precautionary Uniform Commercial Code filings made with respect to office and similar equipment (but excluding equipment used in the operation of the Mobile Communications Business of the Restricted Companies), or vehicles, leased to the Restricted Companies in the ordinary course of business under operating leases (i.e. leases not giving rise to Capital Lease Obligations);

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                 "Permitted Investments" means:

                 (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                 (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

                 (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 or
         (ii) any office of any of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York or The Toronto-Dominion Bank located in the United Kingdom or the Bahamas; and





                   Second Secured Vendor Financing Agreement

                 (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                 "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                 "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Planned Option Issuances" means the warrants, options and other rights to acquire shares of stock of NCI set forth in Part A of Schedule
4.15 to the Vendor Financing Agreement.

                 "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                 "Pro-Forma Debt Service" means, as at the last day of any fiscal quarter, the sum, for NCI and the Restricted Companies (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount, if any, by which the aggregate principal amount of "Revolving Credit Loans" outstanding under the Credit Agreement on such day exceeds the aggregate amount of the "Revolving Credit Commitments" thereunder scheduled pursuant to Section 2.07 of the Credit Agreement to be in effect at the last day of the immediately succeeding four fiscal quarters plus (b) the amount, if any, by which the aggregate principal amount of Tranche B Loans outstanding under the Vendor Financing Agreement on such day exceeds the aggregate amount of the Tranche B Commitment scheduled pursuant to Section 2.07 of the Vendor Financing Agreement to be in effect at the last day of the immediately succeeding four fiscal quarters plus (c) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the "Tranche A Loans" and "Tranche C Loans" under the Vendor Financing Agreement, the "Tranche C Term Loans", the "Tranche D Term Loans" and the "Tranche E Loans" under the Credit Agreement and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to Section 2.09) required to be made during the immediately succeeding four fiscal quarters plus (d) all Interest Expense for NCI and the Restricted





                   Second Secured Vendor Financing Agreement

Companies projected to be incurred during the immediately succeeding four fiscal quarters. In determining Interest Expense for purposes of this definition, interest on a floating rate basis for any current or future period shall be deemed to accrue at a rate per annum equal to the higher of (i) the weighted average rate of interest with respect to all Indebtedness of NCI and the Restricted Companies in effect on the last day of the fiscal quarter as of which "Pro-Forma Debt Service" is being determined and (ii) the weighted average rate of interest with respect to such Indebtedness in effect during such fiscal quarter.

                 "Pro-Forma Debt Service Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Annualized Operating Cash Flow as at such day to (b) Pro-Forma Debt Service as at such day.

                 "Public Note Indentures" means (a) the Indenture dated as of August 15, 1993 between NCI and The Bank of New York, as Trustee, (b) the Indenture dated as of December 22, 1993 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (c) the Indenture dated as of January 13, 1994 between NCI (as successor to CenCall Communications Corp.) and The Bank of New York, as Trustee, (d) the Indenture dated as of February 15, 1994 between NCI and The Bank of New York, as Trustee and (e) the Indenture dated as of April 24, 1994 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee.

                 "Public Notes" means, collectively, the respective Notes issued pursuant to the Public Note Indentures.

                 "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any SMR System, cellular radio telecommunications system or conventional mobile telephone system or over Persons who own, construct or operate SMR Systems, cellular radio telecommunications systems or conventional mobile telephone systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

                 "PUC Authorization" means any Authorization issued by a PUC.

                 "Purchase Price" means with respect to any acquisition under
Section 7.04(a)(viii), an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including any Indebtedness incurred pursuant to Section 7.01(g) hereof), paid or delivered by the Restricted Companies in connection with such acquisition plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Restricted Companies after giving effect to such acquisition.





                   Second Secured Vendor Financing Agreement

                 "Qualifying Debt or Equity Issuance" means (a) the issuance or incurrence by NCI after September 27, 1996, of Indebtedness permitted under
Section 7.01 and (b) the issuance or sale by NCI after September 27, 1996 of
(i) any shares of capital stock (including any such shares issued upon the exercise or conversion of any existing warrants, options or other rights to acquire shares of capital stock), (ii) any warrants or options exercisable in respect of capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in NCI.

                 "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

                 "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                 "Required Vendor Lenders" means, at any time, Vendor Lenders having Tranche D Loans and unused Tranche D Commitments representing at least 51% of the sum of the total Tranche D Loans and unused Tranche D Commitments at such time.

                 "Required Parties" means, at any time, Vendor Lenders and Vendors having Tranche D Loans hereunder and "Loans" under the Vendor Financing Agreement, and unused Tranche D Commitments hereunder and "Commitments" under the Vendor Financing Agreement, representing at least 51% of the sum of the total Tranche D Loans and such "Loans" and unused Tranche D Commitments and such "Commitments" at such time.

                 "Restricted Company" means the Borrower, the other Persons listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" and each Person that becomes a Restricted Company after the date hereof pursuant to Section 6.11.

                 "Restricted Company Guarantee and Security Agreement" means the Guarantee and Security Agreement dated as of September 27, 1996 between the Restricted Companies and the Collateral Agent (a copy of which is attached a Exhibit C-1), as heretofore amended by Amendment No. 1 (a copy of which is attached as Exhibit C-2) and as further amended by an Amendment No. 2 substantially in the form of Exhibit C-3.

                 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any





                   Second Secured Vendor Financing Agreement

Restricted Company or any option, warrant or other right to acquire any such shares of capital stock of any Restricted Company, but excluding any such dividend, distribution or payment either (i) made solely in shares of its common stock or (ii) made to any other Restricted Company.

                 "RF Emissions" means radio frequency emissions governed by FCC rules and policies.

                 "Sale Proceeds Reinvestment Account" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

                 "Second Secured Intercreditor and Collateral Agency Agreement" means a Second Secured Intercreditor and Collateral Agency Agreement substantially in the form of Exhibit D between the Restricted Companies, the Vendor Lenders and the Collateral Agent.

                 "Second Secured Loan Documents" means this Agreement, any promissory notes evidencing Tranche D Loans hereunder and the Security Documents.

                 "Secured Indebtedness" means, as at any day, all Indebtedness of the Restricted Companies hereunder and under the Credit Agreement and the Vendor Financing Agreement, and all other Indebtedness that is secured by any Lien upon property of any of the Restricted Companies, including all Capital Lease Obligations.

                 "Secured Indebtedness to Cash Flow Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Secured Indebtedness as at such day to (b) Annualized Operating Cash Flow as at such day.

                 "Secured Indebtedness to Revenue Ratio" means, as at any day, the ratio of (a) Secured Indebtedness as at such day to (b) Annualized Revenue as at such day.

                 "Security Documents" means the Restricted Company Guarantee and Security Agreement, the Second Secured Intercreditor and Collateral Agency Agreement, the Mortgages and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant thereto.

                 "Senior Termination Date" shall have the meaning assigned to such term in the Second Secured Intercreditor and Collateral Agency Agreement.

                 "SMR License" means an FCC License authorizing the construction, ownership and operation of an SMR System in the 800 or 900 MHz band.





                   Second Secured Vendor Financing Agreement

                 "SMR System" means a specialized mobile radio system licensed under Part 90, together with such other facilities from time to time licensed or otherwise authorized by the FCC as shall be necessary to provide the communications services to be offered by the Restricted Companies. The term "SMR System" shall include an Enhanced SMR System using FCC Licenses in the 800 MHz or 900 MHz band.

                 "Specified Default" means any Event of Default under paragraph
(a), (b), (d), (f), (g), (h) or (i) of Article VIII.

                 "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                 "Subsidiary" means any subsidiary of the Borrower.

                 "Tax Proceeds Account" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

                 "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of September 27, 1996 by and among NCI and the "Affiliated Corporations" (including the Restricted Companies) therein referred to.

                 "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                 "Total Indebtedness" means, as at any day, all Indebtedness of NCI and the Restricted Companies, determined on a consolidated basis (excluding the Unrestricted Companies) without duplication in accordance with GAAP.

                 "Total Indebtedness to Cash Flow Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as at such day to (b) Annualized Operating Cash Flow as at such day.





                   Second Secured Vendor Financing Agreement

                 "Tranche D Commitment" means, with respect to any Vendor Lender, the commitment of such Vendor Lender to make Tranche D Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections
2.07 and 2.09 or (b) reduced or increased from time to time pursuant to assignments by or to such Vendor Lender pursuant to Section 10.04. The initial aggregate amount of the Tranche D Commitments is $200,000,000.

                 "Tranche D Commitment Termination Date" means the Quarterly Date falling on or nearest to March 31, 1999.

                 "Tranche D Loan" means a loan made pursuant to Section 2.01.

                 "Transactions" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Second Secured Loan Documents to which it is a party and the borrowing of Tranche D Loans and the use of the proceeds thereof and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Second Secured Loan Documents to which it is a party.

                 "Unrestricted Companies" means each subsidiary of NCI other than the Restricted Companies.

                 "U.S. dollars" or "$" refers to lawful money of the United States of America.

                 "Vendor Equipment Agreements" means the following agreements
(i) the Enhanced Specialized Mobile Radio System Equipment Purchase Agreement dated as of November 1, 1991 between Motorola and NCI; (ii) the letter agreement dated as of November 4, 1991 between Motorola and NCI; (iii) Amendment to Purchase Agreements dated as of August 4, 1994 between Motorola and NCI; (iv) Second Amendment to Purchase Agreements dated as of April 5, 1995 between Motorola and NCI; (v) Amendment 003 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of March 25, 1995 between Motorola and NCI; and (vi) Amendment 004 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of April 28, 1996 between Motorola and NCI; each of which agreements and Amendments is, pursuant to the assignment referred to in
Section 5.01(m), being assigned to the Borrower on the Effective Date.

                 "Vendor Financing Agreement" means the Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 among NCI, the Restricted Companies, NTFC Capital Corporation and Motorola.





                   Second Secured Vendor Financing Agreement

                 "Vendor Lenders" means Motorola (which on the date hereof is the only Vendor Lender) and any other Person that shall become a party hereto as a "Vendor Lender" pursuant to Section 10.04.

                 "Vendors" means the "Vendors" from time to time party to the Vendor Financing Agreement.

                 "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Intentionally Left Blank. This Section 1.02 has been intentionally left blank.

                 SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.





                   Second Secured Vendor Financing Agreement

                 SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower and NCI notify the Vendor Lenders that the Borrower and NCI request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Vendors notify the Borrower and NCI that they request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                 SECTION 1.05. Tax Sharing Agreement. Pursuant to the Tax Sharing Agreement, the Restricted Companies have agreed to join the affiliated group headed by NCI as "common parent" (within the meaning of Section 1504 of the Code) in filing consolidated Federal, and (in certain circumstances) state and local, income tax returns and have also agreed as to the amounts, if any, that the Restricted Companies shall be obligated to pay to NCI in respect of Federal, state and local income taxes (or the amounts that the Restricted Companies shall be entitled to receive as refunds in respect of such taxes).
So long as the Restricted Companies shall be included in consolidated Federal, state and local income tax returns filed by NCI pursuant to the Tax Sharing Agreement, whenever making determinations under this Agreement of the amount of such taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Restricted Companies, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect of such taxes under the Tax Sharing Agreement without reference to whether NCI and its subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal, state and local income taxes (or receive any amounts in respect of refunds of such taxes) during the relevant period.


                                   ARTICLE II

                                  The Credits

                 SECTION 2.01. The Tranche D Commitments. Subject to the terms and conditions set forth herein, each Vendor Lender agrees to make Tranche D Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Vendor Lender's Tranche D Loans exceeding such Vendor Lender's Tranche D Commitment. Once borrowed and repaid, Tranche D Loans may not be reborrowed.





                   Second Secured Vendor Financing Agreement

                 SECTION 2.02. Tranche D Loans and Borrowings. At the time that each Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Borrowing of Tranche D Loans may be in an aggregate amount that is equal to the entire unused balance of the Tranche D Commitments.

                 SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the respective Vendor Lender of such request by telephone not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to such Vendor Lender of a written Borrowing Request in a form approved by such Vendor Lender and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                            (i)  the aggregate amount of such Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day; and

                          (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

                 SECTION 2.04. Intentionally Left Blank. This Section 2.04 has been intentionally left blank.

                 SECTION 2.05. Funding of Borrowings. Each Vendor Lender shall make each Tranche D Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to an account of the Borrower at a bank designated by the Borrower in the applicable Borrowing Request.

                 SECTION 2.06. Intentionally Left Blank. This Section 2.06 has been intentionally left blank.

                 SECTION 2.07.  Termination and Reduction of Tranche D
Commitments.

                 (a) The aggregate amount of the Tranche D Commitments shall automatically terminate at the close of business on the Tranche D Commitment Termination Date.

                 (b) The Borrower may at any time terminate, or from time to time reduce, the Tranche D Commitments; provided that (i) each reduction of the Tranche D Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000





                   Second Secured Vendor Financing Agreement and (ii) the Borrower shall not terminate or reduce the Tranche D Commitments if, after giving effect to any concurrent prepayment of Tranche D Loans in accordance with Section 2.09, the outstanding Tranche D Loans would exceed the Tranche D Commitments.

                 (c) The Borrower shall notify each Vendor Lender of any election to terminate or reduce the Tranche D Commitments under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section
2.07 shall be irrevocable; provided that a notice of termination of the Tranche D Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Vendor Lenders on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Tranche D Commitments shall be permanent.

                 SECTION 2.08.  Repayment of Tranche D Loans; Evidence of Debt.

                 (a) The Borrower hereby unconditionally promises to pay to each Vendor Lender the then unpaid principal amount of such Vendor Lender's Tranche D Loans on the Maturity Date.

                 (b) Each Vendor Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Vendor Lender resulting from each Tranche D Loan made by such Vendor Lender, including the amounts of principal and interest payable and paid to such Vendor Lender from time to time hereunder and shall make such account or accounts available to the Borrower or an authorized representative of the Borrower upon the Borrower's request.

                 (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Vendor Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Tranche D Loans in accordance with the terms of this Agreement.

                 (d) Each Tranche D Loan made by a Vendor Lender hereunder shall be evidenced by a promissory note in a form (that shall be prepared by the Borrower, and executed and delivered to such Vendor Lender) satisfactory to such Vendor Lender.





                   Second Secured Vendor Financing Agreement

                 SECTION 2.09.  Prepayment of Tranche D Loans.

                 (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09.

                 (b) Mandatory Prepayments -- After Senior Termination Date. The Borrower shall make prepayments of the Tranche D Loans hereunder (or, if no Tranche D Loans are outstanding hereunder, reduce the Tranche D Commitments) as follows, provided that anything herein to the contrary notwithstanding, the provisions of this paragraph (b) shall not be applicable, and the Borrower shall not be required to make any prepayments under this paragraph (b) (and the Tranche D Commitments shall not be subject to reduction), until after the Senior Termination Date:

                          (i) Excess Cash Flow. Not later than the date 135 days after the end of each fiscal year of the Borrower (commencing with Excess Cash Flow for the fiscal year ending on December 31,
         1999), the Borrower shall prepay the Tranche D Loans hereunder, in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year.

                          (ii)  Sale of Assets.  Without limiting the
         obligation of the Restricted Companies to obtain the consent of the Required Vendor Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition (herein, the "Current Disposition") as to which the estimated amount of the Net Cash Payments, together with all prior Dispositions as to which a prepayment has not yet been made under this
         Section 2.09(b)(ii) and as to which a report contemplated by this
         Section 2.09(b)(ii) has not been delivered, shall exceed $5,000,000, to deliver to the Vendor Lenders a report certified by a Financial Officer, in form and detail reasonably satisfactory to the Required Vendor Lenders, with respect to such Current Disposition and all such prior Dispositions setting out the estimated amount of the Net Cash Payments of all such Dispositions that will (on the date of the Current Disposition) have been received in cash whereupon the Borrower will prepay the Tranche D Loans hereunder, and the Tranche D Commitments hereunder shall be subject to automatic reduction, as follows:

                          (w) upon the date of the Current Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of the Current Disposition, to the extent received in cash on the date of the Current Disposition, together with 100% of the Net Cash Payments of all such prior Dispositions; and





                   Second Secured Vendor Financing Agreement

                          (x) thereafter, quarterly, on the date of the delivery by the Borrower to the Vendor Lenders pursuant to
                 Section 6.01(c) of the financial statements for each quarterly fiscal period or (if earlier) the date 60 days after the end of such quarterly fiscal period, to the extent the Restricted Companies shall receive Net Cash Payments during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Restricted Companies pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $5,000,000, then the Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment.

                 Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment pursuant to this Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that the Borrower advises the Vendor Lenders at the time a prepayment is required to be made under the foregoing clauses (w) or
         (x) that it intends to reinvest such Net Cash Payments into replacement assets pursuant to an acquisition permitted under Section 7.04(a)(vii) or 7.04(a)(viii), so long as:

                          (y) such Net Cash Payments are delivered to the Collateral Agent to be held in the Sale Proceeds Reinvestment Account pending such reinvestment, in which event the Collateral Agent need not release such Net Cash Payments except upon presentation of evidence reasonably satisfactory to it that such Net Cash Payments are to be so reinvested in compliance with the provisions of this Agreement, and

                          (z) the Net Cash Payments from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are delivered to the Collateral Agent, such Net Cash Payments shall be deemed to be released in the same order in which such Dispositions occurred and, accordingly, any such Net Cash Payments so held for more than twelve





                   Second Secured Vendor Financing Agreement
                  months shall be forthwith applied to the prepayment of Tranche D Loans and reductions of the Tranche D Commitments as provided above).

         As contemplated by Article V of the Restricted Company Guarantee and Security Agreement, nothing in this Section 2.09(b)(ii) shall be deemed to obligate the Collateral Agent to release any of such proceeds from the Sale Proceeds Reinvestment Account to the Restricted Companies for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

                      (iii) Change in Control. Upon the occurrence of any Change in Control, the Borrower shall prepay the Tranche D Loans hereunder in full, and the Tranche D Commitments hereunder shall be automatically terminated.

                 (c) Mandatory Prepayments -- All Times. In the event that, after obtaining any necessary consent of the Lenders under the Credit Agreement and of the Required Vendor Lenders, the aggregate principal amount of Indebtedness under the Credit Agreement and the Vendor Financing Agreement shall be increased to an amount greater than $2,300,000,000 then to the extent required under Section 7.01(b), the Borrower shall prepay Tranche D Loans (or, if no Tranche D Loans are outstanding hereunder, the Tranche D Commitments hereunder shall be subject to automatic reduction), in an amount equal to such excess over $2,300,000,000.

                 (d) Notification of Prepayments. The Borrower shall notify the Vendor Lenders by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Tranche D Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.07.  Each partial prepayment of any Borrowing under paragraph (a) of this
Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02.

                 (e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.





                   Second Secured Vendor Financing Agreement

                 SECTION 2.10. Intentionally Left Blank. This Section 2.10 has been intentionally left blank.

                 SECTION 2.11.  Interest.

                 (a) The Tranche D Loans shall bear interest during any calendar month at a rate per annum equal to the Prime Rate plus 2 and 3/8 of 1%. Notwithstanding the foregoing, commencing on the Senior Termination Date and at all times thereafter, the Tranche D Loans shall bear interest at a rate per annum equal to the Prime Rate plus 2%.

                 (b) Notwithstanding the foregoing, (i) during the period when any Specified Default shall have occurred and be continuing, the principal of each Tranche D Loan hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Tranche D Loan as provided above (the "Post-Default Rate") and (ii) if any interest on any Tranche D Loan or any other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate.

                 (c) Accrued interest on each Tranche D Loan shall be payable in arrears on each Quarterly Date; provided that

                          (i) interest accrued pursuant to paragraph (b) of this Section 2.11 shall be payable on demand, and

                          (ii) interest accrued with respect to the Tranche D Loans during the period commencing on the Effective Date to and including the Quarterly Date falling on or nearest to March 31, 2001 shall, at the Borrower's option, be paid by adding the amount of such interest to the principal of the Tranche D Loans on each Quarterly Date (but such amount shall not be treated as a Borrowing and shall not be applied to reduce the Tranche D Commitment of any Vendor Lender), and any interest so added to the principal of the Tranche D Loans shall bear interest as provided in this Section 2.11.

                 (d) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.12. Intentionally Left Blank. This Section 2.12 has been intentionally left blank.





                   Second Secured Vendor Financing Agreement

                 SECTION 2.13. Intentionally Left Blank. This Section 2.13 has been intentionally left blank.

                 SECTION 2.14. Intentionally Left Blank. This Section 2.14 has been intentionally left blank.

                 SECTION 2.15.  Taxes.

                 (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the respective Vendor Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                 (b) In addition the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                 (c) The Borrower shall indemnify each Vendor Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by such Vendor Lender (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Vendor Lender shall be conclusive absent manifest error.

                 (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Vendor Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Vendor Lender.





                   Second Secured Vendor Financing Agreement

                 SECTION 2.16.  Payments Generally; Pro Rata Treatment.

                 (a) The Borrower shall make each payment required to be made by it hereunder to each Vendor Lender (whether of principal or interest, or under Section 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the respective Vendor Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to each Vendor Lender pursuant to instructions delivered by such Vendor Lender to the Borrower from time to time. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

                 (b)  This paragraph (b) has been intentionally left blank.

                 (c) Except to the extent otherwise provided herein: (i) each borrowing of Tranche D Loans from the Vendor Lenders under Section 2.01 hereof shall be made from the Vendor Lenders, and each termination or reduction of the amount of the Tranche D Commitments under Section 2.03 hereof shall be applied to the Tranche D Commitments of the Vendor Lenders, pro rata according to the amounts of their respective Tranche D Commitments; (ii) each payment or prepayment by the Borrower of principal of Tranche D Loans shall be made for account of the Vendor Lenders pro rata in accordance with the respective unpaid principal amounts of the Tranche D Loans held by them; and (iii) each payment by the Borrower of interest on Tranche D Loans shall be made for account of the Vendor Lenders pro rata in accordance with the amounts of interest on such Tranche D Loans then due and payable to the Vendor Lenders.

                 (d) If, at any time after the occurrence and during the continuance of an Event of Default hereunder or under the Credit Agreement, any Vendor Lender shall, by exercising any right of set-off or counterclaim or otherwise (including through voluntary prepayment by the Restricted Companies, or through the exercise of any remedies under, or payments made pursuant to, the Restricted Company Guarantee and Security Agreement), obtain payment in respect of any principal of or interest on any of its Tranche D Loans resulting in such Vendor Lender receiving payment of a greater proportion of the aggregate principal amount of its Tranche D Loans and accrued interest thereon than the proportion of such amounts received by the other Vendor Lenders, then the Vendor Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Tranche D Loans of the other Vendor Lenders to the extent necessary so that the benefit of such payments shall be shared by all Vendor Lenders ratably in accordance with the aggregate





                   Second Secured Vendor Financing Agreement amount of principal of and accrued interest on their respective Tranche D Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Vendor Lender as consideration for the assignment of or sale of a participation in any of its Tranche D Loans to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Vendor Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Vendor Lender were a direct creditor of the Borrower in the amount of such participation.


                                  ARTICLE III

                                Guarantee by NCI

                 Section 3.01. The Guarantee. NCI hereby guarantees to each Vendor Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Tranche D Loans made by such Vendor Lender to the Borrower and all other amounts from time to time owing to the Vendor Lenders by the Borrower hereunder or under any other Second Secured Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). NCI hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, NCI will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                 Section 3.02. Obligations Unconditional. The obligations of NCI under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Second Secured Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.02 that the obligations of NCI hereunder shall be absolute and unconditional under any and all circumstances. Without





                   Second Secured Vendor Financing Agreement limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of NCI hereunder which shall remain absolute and unconditional as described above:

                          (i) at any time or from time to time, without notice to NCI, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                          (ii) any of the acts mentioned in any of the provisions hereof or of the other Second Secured Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

                          (iii)  the maturity of any of the Guaranteed
         Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Second Secured Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                          (iv) any lien or security interest granted to, or in favor of, the Collateral Agent or any Vendor Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

NCI hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Vendor Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Second Secured Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                 Section 3.03. Reinstatement. The obligations of NCI under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and NCI agrees that it will indemnify each Vendor Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Vendor Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.





                   Second Secured Vendor Financing Agreement

                 Section 3.04. Subrogation. NCI hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Vendor Lender) that any such payment by it shall constitute a contribution of capital by NCI to the Borrower.

                 Section 3.05. Remedies. NCI agrees that, as between NCI and the Vendor Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by NCI for purposes of Section 3.01.

                 Section 3.06. Instrument for the Payment of Money. NCI hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Vendor Lender, at its sole option, in the event of a dispute by NCI in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                 Section 3.07.  Continuing Guarantee.  The guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE IV

                         Representations and Warranties

                 NCI and each Restricted Company represents and warrants to the Vendor Lenders, as to itself and each of its subsidiaries, that:

                 SECTION 4.01. Organization; Powers. NCI is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Restricted Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Credit Party has all requisite power and authority under their respective organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not





                   Second Secured Vendor Financing Agreement reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                 SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                 SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

                 SECTION 4.04.  Financial Condition; No Material Adverse
Change.

                 (a) The Credit Parties have heretofore delivered to the Vendor Lenders the following financial statements:

                          (i) the audited consolidated balance sheet and statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the fiscal year ended December 31, 1996, reported on by Deloitte & Touche LLP, independent public accountants; and

                          (ii) the unaudited consolidated balance sheet and statements of changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the three-month period ended June 30, 1997, together with the unaudited consolidated statements of operations for such period and for the fiscal quarter ended June 30, 1997, in each case certified by a Financial Officer of NCI.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of NCI and its subsidiaries, and the pro forma combined financial position and results of operations and cash flows of the Restricted Companies, as of such dates and for such periods in accordance with GAAP, subject to year-





                   Second Secured Vendor Financing Agreement end audit adjustments and the absence of footnotes in the case of the statements as at and for the fiscal quarter and three-month period ended June 30, 1997.

                 (b) Since June 30, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole.

                 (c) None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at June 30, 1997 referred to above or pursuant to the Vendor Equipment Agreements.

                 SECTION 4.05. Representations in Vendor Financing Agreement. Each of the representations and warranties set forth in Sections 4.05 through 4.17, inclusive, of the Vendor Financing Agreement is true and correct on the date hereof as if incorporated by reference herein in full and made on and as of the date (or, if any such representation or warranty is expressly stated to have been made as of a specific date or as of the date of the Vendor Financing Agreement, such representation and warranty is true and correct as of such specific date or the date of the Vendor Financing Agreement as applicable).


                                   ARTICLE V

                                   Conditions

                 SECTION 5.01. Effective Date. The obligations of the Vendor Lenders to make Tranche D Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                 (a) Counterparts of Agreement. Each Vendor Lender (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement signed on behalf of such Credit Party or
         (ii) written evidence satisfactory to such Vendor Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such Credit Party has signed a counterpart of this Agreement.

                 (b) Opinion of Counsel to Credit Parties. Each Vendor Lender (or its counsel) shall have received a favorable written opinion (addressed to such Vendor Lender and dated the Effective Date) of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Agreement, the other Second Secured Loan Documents or the Transactions as the Required Vendor Lenders shall request (and each Credit Party hereby requests such counsel to





                   Second Secured Vendor Financing Agreement deliver such opinion). To the extent deemed appropriate by the Restricted Companies, internal corporate matters in such opinion (such as due incorporation and the like) may be rendered in a separate opinion from the General Counsel of NCI.

                 (c) Intentionally Left Blank. This paragraph (c) has been intentionally left blank.

                 (d) Intentionally Left Blank. This paragraph (d) has been intentionally left blank.

                 (e) Corporate Matters. Each Vendor Lender (or its counsel) shall have received such documents and certificates as such Vendor Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Second Secured Loan Documents or the Transactions, all in form and substance reasonably satisfactory to such Vendor Lender and its counsel.

                 (f) Financial Officer Certificate. Each Vendor Lender (or its counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) through (d) of Section 5.02.

                 (g) Notes. Each Vendor Lender (or its counsel) shall have received for such Vendor Lender, a duly completed and executed promissory note.

                 (h) Amendment No. 2 to Restricted Company Guarantee and Security Agreement. The Collateral Agent (or "Special Counsel" under the Credit Agreement) shall have received from each Restricted Company a counterpart of Amendment No. 2 to the Restricted Company Guarantee and Security Agreement, substantially in the form of Exhibit C-2, signed on behalf of such Restricted Company.

                 (i) Intentionally Left Blank. This paragraph (i) has been intentionally left blank.

                 (j) Intentionally Left Blank. This paragraph (j) has been intentionally left blank.

                 (k) Second Secured Intercreditor and Collateral Agency Agreement. Each Vendor Lender (or its counsel) shall have received from each Restricted Company and the Administrative Agent a counterpart of the Second Secured Intercreditor and Collateral Agency Agreement signed on behalf of such party.





                   Second Secured Vendor Financing Agreement

                 (l) Consents under Credit Agreement and Vendor Financing Agreement. Each Vendor Lender shall have received evidence satisfactory in form and substance to it that a majority of the parties to the Credit Agreement and Vendor Financing Agreement shall have consented to this Agreement and to the transactions contemplated hereby.

Each Vendor Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Vendor Lenders to make Tranche D Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on August 29, 1997 (and, in the event such conditions are not so satisfied or waived, the Tranche D Commitments shall terminate at such time).

                 SECTION 5.02. Each Tranche D Loan. The obligation of each Vendor Lender to make a Tranche D Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Second Secured Loan Documents shall be true and correct on and as of the date of such Borrowing both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

                 (b) No Defaults. At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

                 (c) Public Note Indenture Compliance. The Borrower shall have delivered to each Vendor Lender a certificate of a Financial Officer demonstrating that one of the following shall be true: (i) after giving effect to such Borrowing, the aggregate amount of all outstanding Tranche D Loans, and Indebtedness under the Vendor Financing Agreement, and any other Indebtedness of NCI and its subsidiaries that utilizes the exceptions referred to in the definition of "Permitted Debt Limitation" in Section 1.01, will not exceed the Permitted Debt Limitation or (ii) such Borrowing is permitted to be incurred on such date under Section 1008 of each Public Note Indenture (other than the January 1994 Indenture) and under Section 10.8 of the January 1994 Indenture.

                 (d) Secured Indebtedness to Revenue Ratio. After giving effect to such Borrowing the Secured Indebtedness to Revenue Ratio shall not exceed the applicable amount set forth in Section 7.08(f).





                   Second Secured Vendor Financing Agreement

                 (e) Borrowings Exceeding $100,000,000. If after giving effect to such Borrowing the aggregate principal amount of Tranche D Loans hereunder shall exceed $100,000,000, the entire amount of the "Tranche E Loans" under the Credit Agreement shall have been borrowed.

                 (f) Borrowings under Credit Agreement. On the date of the Borrowing Request all amounts originally available under the Credit Agreement (i.e. before giving effect to "Tranche E Loans" under the Credit Agreement), shall have been fully borrowed and be outstanding (i.e. there shall be at least $1,655,000,000 outstanding under the Credit Agreement).

                 (g) Borrowings under Vendor Financing Agreement. On the date of the Borrowing Request all amounts available under the Vendor Financing Agreement (including the contemplated increase in the "Tranche A Commitment" thereunder), shall have been fully borrowed and be outstanding (i.e. there shall be at least $395,000,000 outstanding under the Vendor Financing Agreement).

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower (both as of the date of such Borrowing Request and as of the date of the related Borrowing) as to the matters specified in paragraphs
(a), (b), (d) and (e) of this Section 5.02.


                                   ARTICLE VI

                             Affirmative Covenants

                 Until the Tranche D Commitments have expired or been terminated and the principal of and interest on each Tranche D Loan hereunder shall have been paid in full, each of the Credit Parties covenants and agrees with the Vendor Lenders that:

                 SECTION 6.01. Financial Statements and Other Information. NCI and the Borrower will furnish to each Vendor Lender:

                 (a) within 120 days after the end of each fiscal year, the audited consolidated statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries for such fiscal year, and the related audited consolidated balance sheet for NCI and its subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Deloitte & Touche LLP, or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such audited consolidated financial statements present fairly in all





                   Second Secured Vendor Financing Agreement material respects the financial condition and results of operations of NCI and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                 (b) within 120 days after the end of each fiscal year, the unaudited combined statements of operations, changes in stockholders' equity and cash flows of the Restricted Companies for such fiscal year, and the related unaudited combined balance sheet for the Restricted Companies as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Restricted Companies on a combined basis in accordance with GAAP consistently applied, which financial statements shall be accompanied with a reconciliation, in form and detail satisfactory to the Required Vendor Lenders, to the audited financial statements for NCI and its subsidiaries for such fiscal year delivered pursuant to clause (a) above;

                 (c) within 60 days after the end of each fiscal quarter of each fiscal year:

                                  (i)  the consolidated statements of
                 operations of NCI and its subsidiaries (and, separately stated, the combined statements of operations of the Restricted Companies) for such fiscal quarter and for the then elapsed portion of the fiscal year,

                                  (ii)  the consolidated statements of changes
                 in stockholders' equity and cash flows of NCI and its subsidiaries (and, separately stated, the combined statements of changes in stockholders' equity and cash flows of the Restricted Companies) for the then elapsed portion of the fiscal year and

                                  (iii) the related consolidated balance sheet for NCI and its subsidiaries (and, separately stated, the related combined balance sheet for the Restricted Companies) as at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of NCI or the Borrower (as the case may be) as presenting fairly, in all material respects, the financial condition and results of operations of NCI and its subsidiaries on a consolidated basis (or of the Restricted Companies on a combined basis) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                 (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of each of NCI and the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred,





                   Second Secured Vendor Financing Agreement specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01(d), 7.01(g), 7.03(f), clauses (iv) through (viii) of 7.04(a), 7.05(c) and 7.08 (which calculations shall include the corresponding figures for the most-recently ended fiscal quarter with respect to Capital Expenditures and Debt Service necessary to demonstrate compliance with said Section 7.08), (iii) setting forth the estimated amount of Net Cash Payments received during the most-recently ended fiscal quarter from Dispositions during such quarter and (iv) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of the financial statements as at December 31, 1996 referred to in Section 4.04 and the date of the last certificate delivered pursuant to this clause (d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                 (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by NCI to the holders of the Public Notes or to its shareholders generally;

                 (f) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a report identifying any SMR License or PUC Authorization material to the Mobile Communications Business of the Restricted Companies that has been lost, surrendered or canceled during such period, and within 10 Business Days of the receipt by any of the Restricted Companies of notice that any such SMR License or PUC Authorization has been lost or canceled or is subject to any action that might reasonably be expected to cause such loss or cancellation, copies of any such notice accompanied by a report describing the measures undertaken by the Restricted Companies to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the Mobile Communications Business of the Restricted Companies);

                 (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as any Vendor Lender may reasonably request (including any information delivered by any Restricted Company to either Agent or any Lender under the Credit Agreement).

                 SECTION 6.02. Notices of Material Events. NCI and the Borrower will furnish to each Vendor Lender prompt written notice of the following:





                   Second Secured Vendor Financing Agreement

                 (a)  the occurrence of any Default;

                 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                 (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Restricted Companies in an aggregate amount exceeding $10,000,000; and

                 (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of NCI or the Borrower, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                 SECTION 6.03. Existence; Conduct of Business. Each of the Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03. In that connection, each of the Restricted Companies shall take any and all necessary and appropriate action to maintain all of the SMR Licenses and other FCC Licenses and PUC Authorizations material to the Mobile Communications Business of the Restricted Companies in full force and effect without adverse modification, shall construct and operate each SMR System and other ancillary system in compliance with applicable FCC Licenses and PUC Authorizations, and shall otherwise comply in all material respects with the terms of all FCC Licenses and PUC Authorizations as well as applicable laws, rules, policies, decisions and orders of the FCC, any applicable PUC and any other Governmental Authority, including new rules issued by the FCC with respect to RF Emissions.

                 Without limiting the generality of the foregoing, each of the Restricted Companies will:

                          (i)  do all things necessary to maintain its
         corporate existence separate and apart from NCI and the Unrestricted Companies and any division thereof, including holding regular meetings of its shareholders and Board of Directors and maintaining appropriate corporate books and records (including current minute books);





                   Second Secured Vendor Financing Agreement

                          (ii) not suffer any limitation on the authority of its own officers and directors to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under power of attorney) for which a corporation's own officers and directors would customarily be responsible;

                          (iii) maintain the operations of the Restricted Companies separate and apart from the operations of NCI and the Unrestricted Companies, including (A) following customary corporate formalities, (B) identifying separately all of its assets from those of NCI and the Unrestricted Companies, (C) when dealing with creditors of the Restricted Companies, or supplying financial information to creditors of the Restricted Companies, identifying the respective Restricted Company as a separate legal entity, (D) if NCI shall issue account statements on behalf of the Restricted Companies to customers of the Restricted Companies at any time after the date 120 days following the Effective Date, identifying that such statements are being delivered "for the respective operating companies" (or words of similar import) rendering the services covered by such statements and
         (E) accounting for and managing all of its liabilities separately from those of NCI and the Unrestricted Companies, including payment by it of all payroll and other administrative expenses and taxes (except as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement) from its own assets; and

                          (iv) not commingle its funds with those of NCI or any Unrestricted Company or use its funds for other than in the business conducted by the Restricted Companies.

                 SECTION 6.04. Payment of Obligations. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 6.05. Maintenance of Properties; Insurance. Each of the Credit Parties will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against





                   Second Secured Vendor Financing Agreement such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                 SECTION 6.06. Books and Records; Inspection Rights. Each of the Credit Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Credit Parties will permit any representatives designated by any Vendor Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                 SECTION 6.07. Fiscal Year. The Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of their fiscal years from March 31, June 30 and September 30 of each year, respectively.

                 SECTION 6.08. Compliance with Laws. Each of the Credit Parties will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 6.09. Use of Proceeds. The proceeds of the Tranche D Loans hereunder will be used exclusively for purchasing wireless communications fixed network equipment, software or related goods and services manufactured or supplied by or through Motorola, and the transportation, sales and use taxes, installation, testing and optimization costs related to such equipment or software (each such use of proceeds being herein called a "Qualified Purchase"), provided that all such proceeds are deployed by the Restricted Companies within the United States of America. If the Borrower shall have initially elected to pay cash for a Qualified Purchase, it may refund such payment of cash through a Borrowing of Tranche D Loans hereunder, so long as the sum of (A) the aggregate outstanding amount of Tranche D Loans hereunder plus (B) the aggregate outstanding amount of Loans under the Vendor Financing Agreement minus the amount of such Loans outstanding as of March 26, 1997, shall not exceed the aggregate amount of such Qualified Purchases since March 26, 1997.

                 SECTION 6.10. Hedging Agreements. For a period of at least three years measured from September 27, 1996, the Borrower will maintain in full force and effect one or more Hedging Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that satisfy the following requirements:





                   Second Secured Vendor Financing Agreement

                 (a) the notional principal amount of such Hedging Agreement(s), together with the aggregate principal amount of Indebtedness of NCI and the Restricted Companies bearing interest at a fixed rate, shall be at least equal to 50% of the sum of the Tranche D Commitments hereunder and all other Indebtedness of NCI and the Restricted Companies outstanding on September 27, 1996; and

                 (b) each such Hedging Agreement shall enable the Restricted Companies, as at any date, to protect themselves against three-month London interbank offered rate fluctuations at rates, and in a manner, reasonably satisfactory to the "Required Lenders" under the Credit Agreement.

                 SECTION 6.11. Certain Obligations Respecting Subsidiaries and Collateral Security.

                 (a) Guarantors. In the event that any Restricted Company shall form or acquire any new subsidiary after the date hereof (and in the event that NCI shall form or acquire any new subsidiary after the date hereof constituting a "Restricted Subsidiary" under and as defined in the Public Note Indentures or shall designate an existing Unrestricted Subsidiary as a "Restricted Subsidiary" under and as defined in the Public Note Indentures), such Credit Party will, within five Business Days of such formation or acquisition, cause such new subsidiary (or such "Restricted Subsidiary"):

                          (i) to execute and deliver to the Collateral Agent a Joinder Agreement (and thereby become a party to this Agreement, as a "Restricted Company" hereunder, and the Restricted Company Guarantee and Security Agreement and Second Secured Intercreditor and Collateral Agency Agreement, as a "Guarantor" thereunder) and to pledge and grant a security interest in its property pursuant to the Restricted Company Guarantee and Security Agreement to the Collateral Agent for the benefit of the Vendor Lenders, the Vendors and the Lenders;

                          (ii) to take such action (including delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Security Documents, on substantially all of the shares of stock and property of such new subsidiary (or such "Restricted Subsidiary") under the Restricted Company Guarantee and Security Agreement; and

                          (iii) to deliver such proof of corporate action, incumbency of officers and other documents (including, opinions of counsel, but only in the case of any such subsidiary, or group of subsidiaries, that in the aggregate have assets with a fair market value exceeding $10,000,000 and then only to the extent requested by any Vendor Lender) as is consistent with those delivered by each Restricted Company





                   Second Secured Vendor Financing Agreement pursuant to Section 5.01 upon the Effective Date or as any Vendor Lender or the Collateral Agent shall have requested.

Notwithstanding the foregoing, no subsidiary that is an "Unrestricted Subsidiary" under and as defined in the Public Note Indentures shall be designated as a "Restricted Subsidiary" under and as defined in the Public Note Indentures unless immediately prior thereto and after giving effect thereto, no Default shall have occurred and be continuing.

                 (b) Ownership of Subsidiaries. Each Restricted Company will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any subsidiary on the date hereof (or, in the case of any newly formed or newly acquired subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Restricted Company. In the event that any additional shares of stock shall be issued by any subsidiary of any Restricted Company, the respective Restricted Company shall forthwith deliver to the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Restricted Company Guarantee and Security Agreement.

                 (c) Regulatory Matters. If after the date hereof there shall be a change in law, or the rules or regulations of the FCC or applicable to any PUC Authorization, the effect of which is to permit the granting of a security interest in the FCC Licenses or such PUC Authorization, the Restricted Companies will, within five Business Days after request therefor by the Collateral Agent (or the Required Vendor Lenders through the Collateral Agent) execute and deliver all such instruments and documents, and take such other actions, as shall be necessary or desirable, or that the Collateral Agent (or the Required Vendor Lenders) may reasonably request, in order to create and perfect (or to confirm the creation and perfection of) a security interest in the FCC Licenses or such PUC Authorization.

                 (d) Real Property Interests. Within 120 days after the end of each fiscal year of the Borrower, the Restricted Companies will deliver to the Collateral Agent a revised list, as of the last day of such fiscal year, of the information heretofore delivered pursuant to Section 4.05(b) of the Vendor Financing Agreement, setting forth all of the real property interests owned or leased by the Restricted Companies as at such date, such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Collateral Agent. In addition, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, the Restricted Companies will deliver to the Collateral Agent a supplement, as of the last day of such fiscal quarter, with respect to the information heretofore delivered pursuant to said Section 4.05(b), setting forth any additional real property interests owned or leased by the Restricted Companies since the date of the most recent list or supplement, as





                   Second Secured Vendor Financing Agreement the case may be, delivered pursuant to said Section 4.05(b) or this paragraph
(d), such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Collateral Agent.

                 (e) License Information. Within 120 days after the end of each fiscal year of the Borrower, the Restricted Companies will deliver to the Administrative Agent (and, upon request by a Vendor Lender, to such Vendor Lender) under the Credit Agreement a revised list, as of the last day of such fiscal year, of the information heretofore delivered pursuant to Section 4.13(a) of the Vendor Financing Agreement, setting forth all of the SMR Licenses and other FCC Licenses or PUC Authorizations held or managed by any Restricted Company as at such date, such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Administrative Agent. In addition, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, the Restricted Companies will deliver to the Administrative Agent under the Credit Agreement a supplement, as of the last day of such fiscal quarter, with respect to the information heretofore delivered pursuant to said Section 4.13(a), setting forth any additional SMR Licenses and other FCC Licenses or PUC Authorizations held or managed by any Restricted Company since the date of the most recent list or supplement, as the case may be, delivered pursuant to said Section 4.13(a) or this paragraph (e), such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Administrative Agent.

                 SECTION 6.12. Planned Option Issuances. NCI will, immediately upon receipt thereof, contribute to one or more of the Restricted Companies, as additional equity capital in respect of the common stock of the Restricted Companies, any proceeds received by NCI after the date hereof from Planned Option Issuances. In addition, NCI will from time to time make such contributions of capital to the Restricted Companies as shall be necessary so that the aggregate amount of Contributed Capital (i) as at July 31, 1997 shall be at least equal to $232,000,000, (ii) as at July 31, 1998 shall be at least equal to $550,000,000 and (iii) as at December 31, 1999 shall at least equal to $1,100,000,000.


                                  ARTICLE VII

                               Negative Covenants

                 Until the Tranche D Commitments have expired or terminated and the principal of and interest on each Tranche D Loan hereunder have been paid in full, the Credit Parties covenant and agree with the Vendor Lenders that:

                 SECTION 7.01. Indebtedness. No Credit Party will create, incur, assume or permit to exist any Indebtedness, except:





                   Second Secured Vendor Financing Agreement

                 (a)  Indebtedness created hereunder;

                 (b) Indebtedness of the Borrower to the Lenders under the Credit Agreement in an aggregate principal amount not exceeding $1,905,000,000 at any time and to the Vendors under the Vendor Financing Agreement in an aggregate principal amount not exceeding $395,000,000 at any time, provided that if, after obtaining any necessary consent of the Lenders under the Credit Agreement and of the Required Vendor Lenders, the aggregate principal amount of Indebtedness under the Credit Agreement and the Vendor Financing Agreement shall be increased to an amount greater than $2,300,000,000 then unless the Required Vendor Lenders shall have consented hereunder, either

                                  (i)  the Borrower shall have prepaid Tranche
                 D Loans hereunder (or, if no Tranche D Loans are outstanding hereunder, the Tranche D Commitments hereunder shall have been reduced), in an amount equal to such excess over $2,300,000,000 or

                                  (ii)  the Security Documents, the
                 Intercreditor and Collateral Agency Agreement and the Second Secured Intercreditor and Collateral Agency Agreement shall each have been amended to the extent necessary to provide that a portion of the Tranche D Loans hereunder equal to such excess over $2,300,000,000 shall be secured equally and ratably with such Indebtedness under the Credit Agreement and the Vendor Financing Agreement and shall no longer be subject to the provisions of the Second Secured Intercreditor and Collateral Agency Agreement;

                 (c) Indebtedness of the Credit Parties existing on September 27, 1996 and set forth in Schedule 7.01 to the Vendor Financing Agreement and,

                                  (i)  in the case of the Public Notes,
                 extensions, renewals and refinancings thereof, so long as (x) any such extension, renewal and refinancing does not increase the outstanding stated principal amount of the Public Notes being extended, renewed or refinanced, (y) the maturity date of such extension, renewal or refinancing is later than the maturity date of the Public Notes being extended, renewed or refinanced and (z) the terms and conditions of such extension, renewal or refinancing (other than in respect of interest, which shall not be restricted), are no less favorable to NCI, the Restricted Companies, the Vendor Lenders, the Vendors, the Lenders, and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;





                   Second Secured Vendor Financing Agreement

                                  (ii) in the case of any such Indebtedness of the Restricted Companies, extensions, renewals and refinancings thereof, so long as (w) such extension, renewal and refinancing does not increase the outstanding principal amount of the Indebtedness being extended, renewed or refinanced, (x) the Average Life to Maturity of the Indebtedness so extended, renewed or refinanced shall not be shorter than the Average Life to Maturity of the Indebtedness being extended, renewed or refinanced, (y) at the time of such extension, renewal or refinancing, and after giving effect thereto, no Default shall have occurred and be continuing and
                 (z) the terms and conditions of such Indebtedness as so extended, renewed or refinanced (other than in respect of interest, which shall not be restricted) are no less favorable to the Restricted Companies, the Vendor Lenders, the Vendors, the Lenders and the Agents than the terms and conditions of this Agreement and the other Second Secured Loan Documents;

                 (d) additional Indebtedness incurred by NCI after September 27, 1996, provided that (i) the sum of (x) the aggregate principal amount of any such Indebtedness issued at par plus (y) the net proceeds of any such Indebtedness issued at less than par, shall not exceed $750,000,000, (ii) no scheduled payments, prepayments, redemptions or sinking fund or like payments in respect of such Indebtedness shall be required prior to September 30, 2003, (iii) such Indebtedness shall provide that interest payable in respect thereof shall be capitalized prior to the fifth anniversary of the date of incurrence of such Indebtedness and (iv) the terms and conditions of such Indebtedness (other than in respect of interest, which shall not be restricted) are no less favorable to NCI, the Restricted Companies, the Vendor Lenders, the Vendors, the Lenders and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;

                 (e) Indebtedness of any Restricted Company to any other Restricted Company;

                 (f)  this clause (f) has been intentionally left blank;

                 (g) other Indebtedness (in addition to any amounts permitted pursuant to the foregoing paragraphs (a) through (f) and the following paragraphs (h) and (i) of this Section 7.01) of the Restricted Companies in an aggregate principal amount not exceeding $75,000,000 at any time outstanding (or such greater amount to which the Required Parties shall have consented); and

                 (h) other unsecured Indebtedness of NCI in an aggregate principal amount not exceeding $10,000,000 at any time outstanding (or such greater amount to which the Required Parties shall have consented).





                   Second Secured Vendor Financing Agreement

                 (i) Indebtedness of the Borrower (and Guarantees thereof by the other Restricted Companies and NCI) in an aggregate principal amount not exceeding $250,000,000 in respect of any "Tranche E Loans" and any loan made on a pro rata basis with, and on the same terms and conditions as, such "Tranche E Loans" (collectively, the "Additional Vendor Loans") as contemplated by the Term Sheet dated March 26, 1997 between NCI and Motorola.

                 SECTION 7.02. Liens. NCI will not create, incur, assume or permit to exist any Lien on any of its assets now owned or hereafter acquired by NCI to secure Indebtedness (the "Relevant Indebtedness") without making effective provision for securing the Indebtedness of NCI under the Vendor Financing Agreement and under the Credit Agreement (and, if NCI shall so determine, any other Indebtedness of NCI which is not subordinated in right of payment to the Indebtedness hereunder) equally and ratably with the Relevant Indebtedness as to such assets for so long as the Relevant Indebtedness shall be so secured, and, on a junior basis, to secure the Indebtedness of NCI hereunder.

                 No Restricted Company will create, incur, assume or permit to exist any Lien on any of its assets except:

                 (a) Liens created by the Security Documents securing the obligations of the Restricted Companies hereunder, under the Vendor Financing Agreement, under the Credit Agreement and under the Security Documents, in each case subject to the provisions of the Intercreditor and Collateral Agency Agreement and the Second Secured Intercreditor and Collateral Agency Agreement;

                 (b)  Permitted Encumbrances;

                 (c) any Lien on any property or asset of any Restricted Company existing on September 27, 1996 and set forth in Schedule 4.12 to the Vendor Financing Agreement; provided that (i) such Lien shall not apply to any other property or asset of any Restricted Company and
         (ii) such Lien shall secure only those obligations that it secures on September 27, 1996 (and extensions, renewals and refinancings thereof that comply with the requirements of Section 7.01(c));

                 (d) Liens securing judgments for the payment of money in an amount not resulting (whether immediately or with the passage of time) in an Event of Default under clause (k) of Article VIII;

                 (e) any Lien existing on any property or asset prior to the acquisition thereof by a Restricted Company or existing on any property or asset of any Person that becomes a subsidiary of a Restricted Company after September 27, 1996 prior to the time such Person becomes such a subsidiary; provided that (i) such Lien is not created





                   Second Secured Vendor Financing Agreement in contemplation of or in connection with such acquisition or such Person becoming a subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Restricted Company and (iii) such Lien shall secure only Indebtedness in existence at the time of such acquisition, and that is permitted under Section 7.01(g), and no other Indebtedness or obligations; and

                 (f) Liens on fixed or capital assets acquired, constructed or improved by the Restricted Companies; provided that (i) such Liens secure Indebtedness permitted under Section 7.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Restricted Companies.

                 SECTION 7.03. Fundamental Changes. NCI shall not sell, transfer, lease or otherwise dispose of any shares of stock of any of the Restricted Companies owned by it. In addition, NCI shall not merge or consolidate with any other Person unless (i) at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, (ii) either (x) NCI shall be the continuing or surviving entity or (y) the continuing or surviving entity shall have assumed all of the obligations of NCI hereunder pursuant to an instrument in form and substance satisfactory to each Vendor Lender and shall have delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by NCI pursuant to Section 5.01 upon the Effective Date or as any Vendor Lender shall have requested and (iii) the net worth (determined on a consolidated basis in accordance with GAAP) of the continuing or surviving entity immediately after giving effect thereto shall be greater than or equal to the net worth (so determined) of NCI immediately prior to giving effect thereto.

                 No Restricted Company will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, to the extent that any such merger or consolidation would effect a transfer of cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any cash or other property (including the stock of any of its subsidiaries), whether now owned or hereafter acquired, constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), except that:

                 (a) any Restricted Company (other than a License Company) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;





                   Second Secured Vendor Financing Agreement

                 (b) any Restricted Company may merge into any other Restricted Company, provided that no such merger may involve a License Company, unless (x) immediately after giving effect thereto no Default shall have occurred and be continuing and (y) in the case of any License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations, the surviving entity in such merger is a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations;

                 (c) any Restricted Company may permit any other Person to merge into or consolidate with such Restricted Company to the extent permitted by Section 7.04(a)(viii);

                 (d) any Restricted Company other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to another Restricted Company, provided that no such transaction may involve a disposition of assets of any License Company unless (x) immediately after giving effect thereto no Default shall have occurred and be continuing and (y) in the case of any transfer of assets by a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations, the acquiror of such assets (after giving effect to such acquisition) is a License Company substantially all of whose assets consist of FCC Licenses or PUC Authorizations;

                 (e) any Restricted Company may sell, transfer, lease or otherwise dispose of its assets to any Person on an arms-length basis in the ordinary course of business;

                 (f) any Restricted Company may sell any of its assets for consideration in an amount not less than the fair market value of such assets, provided that (A) at least 85% of such consideration is in the form of cash, (B) the Net Cash Payments of such sale are applied (prior to the Senior Termination Date) to prepay the "Loans" and reduce the "Commitment" under the Credit Agreement and Vendor Financing Agreement to the extent required under Section 2.09(b)(ii) thereof and (after the Senior Termination Date) to prepay the Tranche D Loans hereunder (or, if no Tranche D Loans are outstanding hereunder, to the reduction of the Tranche D Commitments hereunder), to the extent required by Section 2.09(b)(ii), (C) at the time of such sale and immediately after giving effect thereto no Default shall have occurred and be continuing and (D) the aggregate fair market value of all such assets sold by the Restricted Companies after September 27, 1996, shall not exceed $250,000,000;

                 (g) the Restricted Companies may dispose of assets relating to any Mobile Communications Business (or the capital stock of any Restricted Company that owns such assets), provided that:





                   Second Secured Vendor Financing Agreement

                                  (i)  both immediately prior to such
                 disposition and, after giving effect thereto, no Default shall have occurred and be continuing; and

                                  (ii)  such disposition is an exchange, with
                 another Person, not an Affiliate of such Restricted Company, of such assets for assets of like kind owned by such Person (or the capital stock, or other equity ownership interest, of such Person) comprising a Mobile Communications Business, as the case may be, of equal or greater value, as determined in good faith by the Board of Directors of such Restricted Company, provided that (x) the acquisition of assets of such Person pursuant to such exchange (excluding acquisitions of FCC Licenses in exchange for other FCC Licenses for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies) shall comply with the provisions of one of Section 7.04(a)(vii) or 7.04(a)(viii) and be treated as an acquisition covered by said Sections and (y) the Borrower shall have furnished to the Vendor Lenders, promptly following request therefor, copies of such information or documents relating to such disposition as any Vendor Lender shall have reasonably requested.

                 SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.

                 (a) No Restricted Company will purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, if the effect of any such transaction would be to transfer any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent) from any Restricted Company to any other Person, except:

                          (i)  Permitted Investments, and Disposition
         Investments received in connection with any Disposition permitted under Section 7.03(f) or any Disposition to which the Required Vendor Lenders shall have consented in accordance with Section 10.02, so long as each such Disposition Investment shall have been delivered to the Collateral Agent to be held as collateral security by the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement;

                         (ii) investments by Restricted Companies in the capital stock of other Restricted Companies;





                   Second Secured Vendor Financing Agreement

                      (iii) loans or advances made by any Restricted Company to any other Restricted Company;

                       (iv)  investments in Affiliates (excluding
         Unrestricted Companies, as to which the provisions of clause (v) below shall apply) in an aggregate amount as to all Restricted Companies at any one time outstanding not exceeding $5,000,000, so long as both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                        (v) investments in Unrestricted Companies in an aggregate amount for all Restricted Companies at any one time outstanding not exceeding the sum of (A) $250,000,000 plus (B) the net aggregate amount of equity capital received after September 27, 1996, by the Restricted Companies in respect of shares of common stock from the proceeds of Qualifying Debt or Equity Issuances by NCI (other than from the proceeds of Planned Option Issuances), so long as both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                       (vi)  acquisitions of SMR Licenses in the
         currently-planned auction of 800 Mhz spectrum by the FCC, so long as:

                          (A)  following consummation of each such acquisition,
                 (x) the Restricted Companies shall have complied with the requirements of Section 7.09(b) with respect to the SMR Licenses acquired in such acquisition and (y) all Authorizations required by the FCC in connection with such acquisition shall have been duly granted pursuant to a Final Order and (if the fair market value of the SMR Licenses so acquired shall exceed $10,000,000 and any Vendor Lender shall have requested the same) the Vendor Lenders shall have received an opinion of counsel with respect to such acquisition that is satisfactory in form and substance to the Required Vendor Lenders;

                          (B) the Borrower shall have delivered to the Administrative Agent a supplement to Schedule 4.13 to the Credit Agreement (and, if requested by any Vendor Lender, shall have delivered a copy thereof to such Vendor Lender) setting forth a list of the respective SMR Licenses acquired in connection with such acquisition; and

                          (C) both immediately prior to each such acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

                      (vii) this clause (vii) has been intentionally left blank;





                   Second Secured Vendor Financing Agreement

                     (viii) acquisitions of FCC Licenses in the 800 MHz or 900 MHz band (other than pursuant to the auction referred to in clause (vi) above), and acquisitions of any Mobile Communications Business and the related assets of any other Person (or, if for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies, acquisitions of cellular telephone and other businesses), whether by way of purchase of assets or stock, by merger or consolidation or otherwise, so long as:

                          (A) the aggregate Purchase Price for all such acquisitions consummated after the Amendment No. 3 Effective Date (excluding any portion thereof that shall have been paid through the issuance of equity securities of NCI, and excluding acquisitions pursuant to the terms of one or more definitive agreements as in effect on the date hereof) shall not exceed $275,000,000;

                          (B) each such acquisition of FCC Licenses is for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies;

                          (C) any such acquisition of a Mobile Communications Business (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned by a Restricted Company (which may include a new Wholly Owned Subsidiary that becomes a Restricted Company pursuant to Section 6.11(a)) and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity;

                          (D) any such acquisition of a Mobile Communications Business (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary that becomes a Restricted Company pursuant to
                 Section 6.11;

                          (E) if the fair market value of the assets of any Mobile Communications Business to be so acquired shall exceed $10,000,000, the Restricted Companies shall deliver to the Vendor Lenders (x) no later than five Business Days prior to the consummation of each such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), executed counterparts of the respective agreements or instruments pursuant to which such acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and





                   Second Secured Vendor Financing Agreement

                 (y) promptly following request therefor, copies of such other information or documents relating to each such acquisition as the Required Vendor Lenders shall have reasonably requested;

                          (F)  following consummation of each such acquisition,
                 (x) the Restricted Companies shall have complied with the requirements of Section 7.09(b) with respect to any FCC Licenses or PUC Authorizations acquired in such acquisition and (y) all Authorizations required by the FCC in connection with such acquisition shall have been duly granted pursuant to a Final Order and (if the fair market value of the assets so acquired shall exceed $10,000,000 and any Vendor Lender shall have requested the same) the Vendor Lenders shall have received an opinion of counsel with respect to such acquisition that is satisfactory in form and substance to the Required Vendor Lenders;

                          (G) to the extent applicable, the Restricted Companies shall have complied with the provisions of Section 6.11, including delivery to the Collateral Agent of (x) the certificates evidencing any capital stock of a Restricted Company, accompanied by undated stock powers executed in blank and (y) the agreements, instruments, opinions of counsel and other documents required under said Section 6.11 to be delivered;

                          (H)  in the case of a transaction described in clause
                 (E) above, and upon request by the Required Vendor Lenders, the Borrower shall deliver to the Administrative Agent a supplement to Schedule 4.13 to the Credit Agreement (and, if requested by any Vendor Lender, shall have delivered a copy thereof to such Vendor Lender) setting forth a list of the respective SMR Licenses, other FCC Licenses and PUC Authorizations acquired in connection with such acquisition; and

                          (I) both immediately prior to each such acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and

                          (ix) the acquisition of FCC Licenses pursuant to an exchange transaction permitted under Section 7.03(g) for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies.

                 (b) No Restricted Company will Guarantee any obligations of any other Person, except Guarantees constituting Indebtedness permitted by
Section 7.01 and Guarantees by any Restricted Company of any other Restricted Company.





                   Second Secured Vendor Financing Agreement

                 (c) No Restricted Company will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Restricted Companies are exposed in the conduct of their business or the management of their liabilities (including, in the case of the Borrower, the Hedging Agreements required by Section 6.10).

                 SECTION 7.05. Restricted Payments. No Restricted Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment consisting of any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), except:

                 (a) any Restricted Company may make Restricted Payments to the extent necessary to make required payments under the Overhead Services Agreement, and required tax distributions under the Tax Sharing Agreement;

                 (b) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, any Restricted Company that is a subsidiary of NCI may make Restricted Payments to NCI to the extent necessary to enable NCI to make scheduled payments of principal and interest on the Public Notes;

                 (c) in addition to the Restricted Payments permitted under the foregoing clauses (a) and (b), during any fiscal year (commencing with Excess Cash Flow for the fiscal year ending December 31, 1999), any Restricted Company may make Restricted Payments, subject to the satisfaction of each of the following conditions on the date of such payment and after giving effect thereto:

                                  (i)  no Default shall have occurred and be
                 continuing;

                                  (ii)  the Total Indebtedness to Cash Flow
                 Ratio as at the last day of the fiscal quarter ending on or most recently ended prior to the date of such Restricted Payment shall be less than 5.00 to 1;

                                  (iii)  the aggregate amount of Restricted
                 Payments under this clause (c) made during such fiscal year (the "current fiscal year") shall not exceed 50% of Excess Cash Flow for the fiscal year immediately preceding the current fiscal year;

                                  (iv)  the Borrower shall have delivered to
                 the Vendor Lenders, at least ten Business Days (but not more than twenty Business Days) prior to the date of the proposed Restricted Payment, a certificate of a Financial Officer setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate; and





                   Second Secured Vendor Financing Agreement

                                  (v) if the same shall occur after the Senior Termination Date then prior to, or concurrently with, the making of such Restricted Payment, the Borrower shall prepay the Tranche D Loans as required by Section 2.09(b)(i); and

                 (d) at any time prior to June 30, 1997, the Restricted Companies may make Restricted Payments, in cash, to NCI in an aggregate amount up to but not exceeding an amount equal to the aggregate of the "Consent Payments" as specified in the April 14, 1997, version of the Consent Solicitation Statement (as defined in Amendment No. 2 hereto) to be paid to the holders of the Public Notes in connection with obtaining the consents of such holders to the Supplements to the Public Note Indentures referred to in said Amendment No. 2.

                 SECTION 7.06. Transactions with Affiliates. Except as expressly permitted by this Agreement, no Restricted Company will sell, lease or otherwise transfer any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent) to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Restricted Company than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Restricted Companies not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.05, (d) as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement and (e) pursuant to the Vendor Equipment Agreements or Vendor Financing Agreement, provided that any amendments, modifications or supplements to any Vendor Equipment Agreement or the Vendor Financing Agreement shall be subject to the requirements of this Section 7.06.

                 SECTION 7.07. Restrictive Agreements. No Restricted Company will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon
(a) the ability of any Restricted Company to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Company to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Restricted Company or to Guarantee Indebtedness of any other Restricted Company; provided that

                          (i) the foregoing shall not apply to restrictions and conditions (w) imposed by law or by this Agreement, the Vendor Financing Agreement, the Credit Agreement or the other Second Secured Loan Documents, (x) existing on September 27, 1996 identified in
         Schedule 7.07 to the Vendor Financing Agreement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (y) consisting of customary





                   Second Secured Vendor Financing Agreement restrictions on transfers of site leases (provided that, except for leases within the scope of the exceptions contained in Section 6.13 of the Restricted Company Guarantee and Security Agreement, the Restricted Companies agree that any such lease entered into after September 27, 1996 shall expressly permit the creation of a security interest in the rights of the respective Restricted Company party thereto as security for indebtedness for borrowed money, or guarantees thereof) or (z) contained in agreements relating to the sale of a Restricted Company pending such sale, provided such restrictions and conditions apply only to the Restricted Company or assets that are to be sold and such sale is permitted hereunder and

                          (ii) clause (a) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) customary provisions in leases and other contracts restricting the assignment thereof.

                 SECTION 7.08.  Certain Financial and Other Covenants.

                 (a) Total Indebtedness to Cash Flow Ratio. NCI will not permit the Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                 Period                                               Ratio
                 ------                                               -----
         From September 30, 1999
           through March 30, 2000                                   15.00 to 1

         From March 31, 2000
          through March 30, 2001                                     7.50 to 1

         From March 31, 2001
          through March 30, 2002                                     6.00 to 1

         From March 31, 2002
          and at all times thereafter                                5.00 to 1

                 (b) Interest Coverage Ratio. NCI will not permit the Interest Coverage Ratio at any time during any period below to be less than the ratio set opposite such period below:





                   Second Secured Vendor Financing Agreement

                 Period                                               Ratio
                 ------                                               -----
         From September 30, 1999
           through March 30, 2000                                   1.10 to 1

         From March 31, 2000
          through March 30, 2001                                    1.50 to 1

         From March 31, 2001
          and at all times thereafter                               2.00 to 1

                 (c) Pro-Forma Debt Service Ratio. NCI will not permit the Pro-Forma Debt Service Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1.

                 (d) Fixed Charges Ratio. NCI will not permit the Fixed Charges Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1.

                 (e) Secured Indebtedness to Cash Flow Ratio. The Restricted Companies will not permit the Secured Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                 Period                                               Ratio
                 ------                                               -----
         From September 30, 1999
           through March 30, 2000                                   10.00 to 1

         From March 31, 2000
          through March 30, 2001                                     5.00 to 1

         From March 31, 2001
          through March 30, 2002                                     4.00 to 1

         From March 31, 2002
          and at all times thereafter                                3.00 to 1

                 (f) Secured Indebtedness to Revenue Ratio. The Restricted Companies will not (i) incur any Secured Indebtedness at any time during any period set forth below if, after giving effect thereto, the Secured Indebtedness to Revenue Ratio shall exceed the ratio set forth opposite such period in the Incurrence Ratio column below nor (ii) permit the aggregate





                   Second Secured Vendor Financing Agreement amount of Secured Indebtedness at any time during any period set forth below to exceed the ratio set forth opposite such period in the Maintenance Ratio column below:

                                                            Incurrence       Maintenance
               Period                                          Ratio            Ratio
               ------                                       ----------       -----------
     From Effective Date through
       September 29, 1997                                    4.25 to 1        4.50 to 1

     From September 30, 1997
      through December 30, 1997                              3.50 to 1        3.75 to 1

     From December 31, 1997
      through March 30, 1998                                 2.75 to 1        3.00 to 1

     From March 31, 1998
      through September 29, 1999                             2.50 to 1        2.75 to 1

                  (g) Minimum Annualized Revenue. The Restricted Companies will not permit Annualized Revenue (adjusted as provided in the next sentence) as at any date below to be less than the amount set opposite such date below:

                 Date                                                   Amount
                 ----                                                   ------
         September 30, 1996                                         $  240,000,000
         December 31, 1996                                          $  250,000,000

         March 31, 1997                                             $  275,000,000
         June 30, 1997                                              $  300,000,000
         September 30, 1997                                         $  340,000,000
         December 31, 1997                                          $  400,000,000

         March 31, 1998                                             $  500,000,000
         June 30, 1998                                              $  650,000,000
         September 30, 1998                                         $  815,000,000
         December 31, 1998                                          $  975,000,000

         The last day in each
           fiscal quarter in 1999                                   $1,485,000,000

         The last day in each
           fiscal quarter in 2000                                   $2,150,000,000





                   Second Secured Vendor Financing Agreement

For purposes of this paragraph (g), Annualized Revenue as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to September 27, 1996), by an amount equal to the product of 4 multiplied by the revenue of the business, or attributable to the assets, so acquired for the fiscal quarter ending on, or most recently ended prior to, the date of such acquisition, provided that, if at the last day of any fiscal quarter of the Restricted Companies (the "current fiscal quarter") fewer than four complete fiscal quarters shall have elapsed following the date of such acquisition, such product shall be further multiplied by a fraction, the numerator of which is the number of days during the period commencing on the date of such acquisition to but excluding the last day of the current fiscal quarter and the denominator of which is 365.

                 (h) Minimum Network Subscriber Units. The Restricted Companies will not permit the aggregate number of Network Subscriber Units (adjusted as provided in the next sentence) as at any date below to be less than the number set opposite such date below:

                 Date                                                         Number
                 ----                                                         ------
         September 30, 1996                                                    800,000
         December 31, 1996                                                     800,000

         March 31, 1997                                                        900,000
         June 30, 1997                                                         950,000
         September 30, 1997                                                  1,000,000
         December 31, 1997                                                   1,120,000

         March 31, 1998                                                      1,230,000
         June 30, 1998                                                       1,390,000
         September 30, 1998                                                  1,575,000
         December 31, 1998                                                   1,750,000

         The last day of each fiscal
           quarter in 1999 and 2000                                          2,250,000

For purposes of this paragraph (h), Network Subscribers Units as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to September 27, 1996), by the number or Network Subscriber Units of the business, or attributable to the assets, so acquired on the date on which such acquisition is consummated.





                   Second Secured Vendor Financing Agreement

                 SECTION 7.09.  Lines of Business, Etc.

                 (a) Business Activities. No Restricted Company will engage to any substantial extent in any line or lines of business activity other than the Mobile Communications Business, and businesses reasonably related thereto, provided that nothing herein shall be deemed to prohibit the Restricted Companies from acquisitions of FCC Licenses in the 800 MHz or 900 MHz bands, or of cellular telephone and other businesses, in each case pursuant to Section 7.04(a)(viii) for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies.

                 (b) License Companies. The Restricted Companies will not at any time permit any FCC Licenses and PUC Authorizations (including any thereof acquired after the date hereof, but excluding any PUC Authorizations issued by PUC's in any jurisdiction that prohibits the actions contemplated by this paragraph (b)) to be held by any First Tier Restricted Company, provided that with respect to any FCC Licenses and PUC Authorizations acquired by any First Tier Restricted Company after September 27, 1996 pursuant to an acquisition permitted under Section 7.04, such First Tier Restricted Company will cause such FCC Licenses and PUC Authorizations to the extent necessary to be transferred as provided in this paragraph (b) no later than the date 90 days after the respective acquisition date therefor.

                 SECTION 7.10. Modifications to Certain Agreements. The Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of the Overhead Services Agreement (other than to add new Restricted Companies as parties thereto) or the Tax Sharing Agreement (other than to add new subsidiaries of NCI as parties thereto). In addition, NCI will not consent to any modification, supplement or waiver of any of the provisions of the Public Note Indentures or the Public Notes without the prior consent of the Required Parties).


                                  ARTICLE VIII

                               Events of Default

                 If any of the following events ("Events of Default") shall occur:

                 (a) the Borrower shall fail to pay any principal of any Tranche D Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;





                   Second Secured Vendor Financing Agreement

                 (b) the Borrower shall fail to pay any interest on any Tranche D Loan or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                 (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any of the other Basic Documents or any amendment or modification hereof or thereof (or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof) shall prove to have been incorrect when made or deemed made in any material respect;

                 (d) the Restricted Companies shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the existence of the Restricted Companies), 6.11 or 6.12, Article VII, or in Section 5.01 or 6.02 of the Restricted Company Guarantee and Security Agreement;

                 (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Second Secured Loan Document (other than those specified in clause (c) or (d) of this Article), and such failure shall continue unremedied for a period of thirty or more days after notice thereof from any Vendor Lender to the Borrower;

                 (f) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                 (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                 (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator,





                   Second Secured Vendor Financing Agreement conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (i) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets,
         (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                 (j) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

                 (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any one or more of the Credit Parties and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment;

                 (l) an ERISA Event shall have occurred that, in the opinion of the Required Parties, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                 (m) a proceeding shall have been initiated by or before, or any action shall have been taken by, the FCC, a PUC, a court of competent jurisdiction, or other Governmental Authority which either:

                                  (i)  has resulted in the cancellation,
                 non-renewal or adverse modification of any one or more SMR Licenses, radio channels authorized under SMR Licenses or PUC Authorizations held by one or more of the Restricted Companies, or

                                  (ii)  in the reasonable opinion of the
                 Required Parties, is likely to result in the cancellation, non-renewal or adverse modification of any one or





                   Second Secured Vendor Financing Agreement
                 more SMR Licenses, radio channels authorized under SMR Licenses, or PUC Authorizations held by one or more Restricted Companies,

         that, in the aggregate, in the judgment of the Required Parties, have resulted or are reasonably likely to result in a Material Adverse Effect, and the same shall continue uncured for a period of 45 or more days after notice thereof to the Borrower by the Required Parties;

                 (n) any FCC License or PUC Authorization, or any other material operating assets, rights or other property, relating to the operation of all or any part of the Mobile Communications Business of any of the Restricted Companies shall be held by NCI or any of the Unrestricted Companies, other than any FCC Licenses or PUC Authorizations that are (i) acquired by Unrestricted Companies after September 27, 1996, (ii) not material to the Mobile Communications Business of the Restricted Companies, (iii) subject to management agreements in favor of the Restricted Companies and (iv) do not relate to a portion of the Mobile Communications Business of the Restricted Companies representing more than 5% of the aggregate Operating Cash Flow;

                 (o) a reasonable basis shall exist for the assertion against any Credit Party, or any predecessor in interest of any Credit Party or their Affiliates, of (or there shall have been asserted against any Credit Party) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials or RF Emissions by any Credit Party or any of its subsidiaries, Affiliates or predecessors that, in the judgment of the Required Parties is reasonably likely to be determined adversely to any Credit Party, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by a Credit Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                 (p) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the property of the Restricted Companies, not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent for the benefit of the Vendor Lenders hereunder, the Vendors under the Vendor Financing Agreement and the Lenders under the Credit Agreement, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents); (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the





                   Second Secured Vendor Financing Agreement property of the Restricted Companies; or (iii) the enforceability of any of the Security Documents shall be contested by any Credit Party;

then, and in every such event (other than an event with respect to any Credit Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Required Vendor Lenders may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Tranche D Commitments, and thereupon the Tranche D Commitments shall terminate immediately, and (ii) declare the Tranche D Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Tranche D Loans so declared to be due and payable, together with accrued interest thereon and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Credit Party described in clause (h) or (i) of this Article, the Tranche D Commitments shall automatically terminate and the principal of the Tranche D Loans then outstanding, together with accrued interest thereon and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE IX

                            Intentionally Left Blank

                 This Article IX has been intentionally left blank.


                                   ARTICLE X

                                 Miscellaneous

                 SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (a) if to NCI or the Borrower, to it at 1505 Farm Credit Drive, Suite 100, McLean, Virginia 22102, Attention Steven Shindler, Senior Vice President and Chief Financial Officer (Telecopy No. 703-394-3011);





                   Second Secured Vendor Financing Agreement

                 (b) if to any Restricted Company other than the Borrower, to such Restricted Company care of the Borrower at the address for notices indicated in clause (a) above;

                 (c) if to Motorola, to it at 1301 East Algonquin Road, Schaumburg, Illinois 60196, Attention Vice President, Director of Financing (Telecopy No. 847-538-2491), with a copy to Gary Tatje at such address and to the General Counsel and Secretary at 1303 East Algonquin Road, Schaumburg, Illinois 60196; and

                 (d) if to any Vendor Lender other than Motorola, at such address as shall be specified by such Vendor Lender at the time such Vendor Lender becomes a party hereto pursuant to an assignment permitted under Section 10.04.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                 SECTION 10.02.  Waivers; Amendments.

                 (a) No failure or delay by any Vendor Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Vendor Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Restricted Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Tranche D Loan shall not be construed as a waiver of any Default, regardless of whether any Vendor Lender may have had notice or knowledge of such Default at the time.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies and the Required Vendor Lenders; provided that no such agreement shall:

                          (i) increase the Tranche D Commitment of any Vendor Lender without the written consent of such Vendor Lender;





                   Second Secured Vendor Financing Agreement

                          (ii) reduce the principal amount of any Tranche D Loan or reduce the rate of interest thereon without the written consent of the Vendor Lender affected thereby;

                          (iii) postpone the scheduled date of payment of the principal amount of any Tranche D Loan, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Tranche D Commitment, without the written consent of the Vendor Lender affected thereby;

                          (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Vendor Lender;

                          (v) alter the rights or obligations of the Borrower to prepay Tranche D Loans without the written consent of each Vendor Lender (other than the obligations of the Borrower under Section 2.09(b)(iii), which may be altered with the consent of the Required Vendor Lenders);

                          (vi)  change any of the provisions of this Section
         10.02 or the definition of "Required Parties", "Required Vendor Lenders", or any other provision hereof specifying the number or percentage of Vendor Lenders hereunder required to waive, amend or modify any rights hereunder or any other Second Secured Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Vendor Lender; or

                          (vii) release NCI from its obligations in respect of its Guarantee under Article III without the written consent of each Vendor Lender.

                 (c) Neither any Security Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies party thereto, and by the Collateral Agent with the consent of the Required Vendor Lenders, and the appropriate Lenders and Vendors, as more particularly provided in
Section 5.02(c) of the Second Secured Intercreditor and Collateral Agency Agreement.

                 SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

                 (a) The Credit Parties jointly and severally agree to pay, or reimburse the Vendor Lenders for paying, (i) all amounts that the Collateral Agent is required to make under any indemnity issued to any bank with which lock box or segregated deposit arrangements are entered into pursuant to
Section 5.01((i) or the Restricted Company





                   Second Secured Vendor Financing Agreement

Guarantee and Security Agreement, (ii) all out-of-pocket expenses incurred by a Vendor Lender, including the fees, charges and disbursements of any counsel for such Vendor Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Second Secured Loan Documents, including its rights under this Section 10.03, or in connection with the Tranche D Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Second Secured Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein, and (iv) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

                 (b) The Credit Parties jointly and severally agree to indemnify each Vendor Lender, and each Related Party of a Vendor Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Second Secured Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Tranche D Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials or RF Emissions on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or wilful misconduct of such Indemnitee.

                 (c)  This paragraph (c) has been intentionally left blank.

                 (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this





                   Second Secured Vendor Financing Agreement

Agreement, the other Second Secured Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions or any Tranche D Loan or the use of the proceeds thereof.

                 (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

                 SECTION 10.04.  Successors and Assigns.

                 (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Vendor Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Vendor Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                 (b) Any Vendor Lender may assign its rights and obligations under this Agreement (including all or a portion of its Tranche D Commitment, and the Tranche D Loans at the time owing to it); provided that

                          (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), and

                          (ii) except in the case of an assignment of the entire remaining amount of the assigning Vendor Lender's Tranche D Commitment or Tranche D Loans, the amount of the Tranche D Commitment or Tranche D Loans of the assigning Vendor Lender subject to each such assignment shall not be less than $5,000,000 unless the Borrower shall otherwise consent, provided further that no consent of the Borrower shall be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing, or if such assignment is by one Vendor Lender to another Vendor Lender, or to a Vendor or Lender.

                 From and after the effective date of any such assignment, the assignee thereunder shall be a party hereto and have (to the extent of such assignment) the rights and obligations of the respective assigning Vendor Lender under this Agreement, and (to the extent of such assignment) the assigning Vendor Lender thereunder shall be released from its obligations under this Agreement (and shall, to such extent, cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 10.03). Upon any such





                   Second Secured Vendor Financing Agreement assignment, the respective assignee shall be deemed to have become a party to the Second Secured Intercreditor and Collateral Agency Agreement (and thereby to have consented to be bound by, and subject to the provisions of, the Second Secured Intercreditor and Collateral Agency Agreement). Any assignment or transfer by a Vendor Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Vendor Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

                 (c)  This paragraph (c) has been intentionally left blank.

                 (d)  This paragraph (d) has been intentionally left blank.

                 (e) Any Vendor Lender may, without the consent of the Restricted Companies, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Vendor Lender's rights and obligations under this Agreement (including all or a portion of its Tranche D Commitment, and the Tranche D Loans owing to it); provided that (i) such Vendor Lender's obligations under this Agreement shall remain unchanged, (ii) such Vendor Lenders shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Vender Lenders shall continue to deal solely and directly with such Vendor Lender in connection with such Vender Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Vendor Lender sells such a participation shall provide that such Vendor Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Vendor Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15 to the same extent as if it were a Vendor Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.

                 (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 than the applicable Vendor Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                 (g) Any Vendor Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Vendor Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Vendor Lender from any





                   Second Secured Vendor Financing Agreement of its obligations hereunder or substitute any such assignee for such Vendor Lender as a party hereto or as a party to any of the Second Secured Loan Documents.

                 (h) Anything in this Section 10.04 to the contrary notwithstanding, (i) no Vendor Lender may assign or participate any interest in any Tranche D Loan held by it hereunder to the Borrower or any of its Affiliates or subsidiaries without the prior consent of each Vendor Lender and
(ii) without the prior consent of the Borrower, Motorola shall (except as a result of any assignment or participation made on the basis of full recourse to Motorola) at all times either (x) hold Tranche D Loans hereunder, or "Loans" under the Vendor Financing Agreement, in an aggregate principal amount at least equal to $50,000,000 (or such lesser amount as shall represent the amount to which such $50,000,000 would be reduced ratably in accordance with the repayment schedule set forth in Section 2.08(b) of the Vendor Financing Agreement) or (y) be obligated in respect of the "Tranche A Commitment" under the Vendor Financing Agreement in an aggregate amount at least equal to $50,000,000 (or such lesser amount as shall represent the amount to which such $50,000,000 would be reduced ratably in accordance with the repayment schedule set forth in Section 2.08(b) of the Vendor Financing Agreement), and for purposes of this paragraph (h), Motorola shall be deemed not to hold Tranche D Loans hereunder, or "Loans" or "Tranche A Commitment" under the Vendor Financing Agreement, if it has either assigned or sold participations in an interest in the Tranche D Loans, or such "Loans" or "Tranche A Commitment", as otherwise permitted under this Section 10.04.

                 (i) NCI agrees with Motorola to use its best efforts in assisting Motorola to sell to third parties, on a non-recourse basis, a sufficient portion of the exposure to NCI and its Subsidiaries held by Motorola for its own account (or guaranteed by Motorola) so that the total outstandings so held (or guaranteed) by Motorola hereunder and under the Vendor Financing Agreement, and in respect of any "Tranche E Loans" as contemplated by the Term Sheet dated March 26, 1997 between NCI and Motorola, shall not be greater than $555,000,000 at any one time.

                 SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Second Secured Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Second Secured Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Second Secured Loan Documents and the making of any Tranche D Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Vendor Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Tranche D Loan or any other amount payable under this Agreement or the other Second Secured Loan Documents is outstanding and so long as the





                   Second Secured Vendor Financing Agreement

Tranche D Commitments have not expired or terminated. The provisions of Sections 2.15 and 10.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Tranche D Loans, the expiration or termination of the Tranche D Commitments or the termination of this Agreement or any other Second Secured Loan Document or any provision hereof or thereof.

                 SECTION 10.06. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

                 SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                 SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Vendor Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by such Vendor Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Vendor Lender, irrespective of whether or not such Vendor Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Vendor Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Vendor Lender may have.

                 SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

                 (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                 (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Second Secured Loan





                   Second Secured Vendor Financing Agreement

Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Vendor Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

                 (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Second Secured Loan Documents in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

                 SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.





                   Second Secured Vendor Financing Agreement

                 SECTION 10.12. Confidentiality. Each of the Vendor Lenders hereby agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to a Vendor Lender on a nonconfidential basis from a source other than the Borrower.

                 For the purposes of this Section 10.12, "Information" means all information received from the Borrower relating to the Credit Parties or their business, other than any such information that is available to any Vendor Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                 SECTION 10.13. Intentionally Left Blank. This Section 10.13 has been intentionally left blank.

                 SECTION 10.14. Obligations Senior. The obligations of the Restricted Companies hereunder and under the other Second Secured Loan Documents constitute "senior Debt" for the purposes of the second paragraph of
Section 10.12 of the January 1994 Indenture.





                   Second Secured Vendor Financing Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Secured Vendor Financing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            NEXTEL COMMUNICATIONS, INC.

                               By   THOMAS J. SIDMAN
                                    -------------------------------
                                    Name: Thomas J. Sidman
                                    Title: Vice President

                         RESTRICTED COMPANIES

                            NEXTEL FINANCE COMPANY (successor to
                              Fleet Call Corporation),

                               By    THOMAS J. SIDMAN
                                     -------------------------------
                                     Name: Thomas J. Sidman
                                     Title: Vice President

                            ADVANCED MOBILECOMM OF
                              NORTH CAROLINA, INC.
                            AIRLINK COMMUNICATIONS, INC.
                              (successor to TRS, Inc.)
                            AMERICAN MOBILE SYSTEMS,
                              INCORPORATED (successor to Saber
                              Communications, Inc.)
                            DIAL CALL, INC.
                            DIAL DISTANCE, INC.
                            FC NEW YORK, INC. (successor to Metrocom
                              Trunked Radio Communication Systems, Inc.)
                            FCI 900, INC.
                            FLEET CALL OF TEXAS, INC. (successor to
                              FM Tower Company, Metrolink
                              Communications Corporation and National
                              Tower Trunking Systems, Inc.)





                   Second Secured Vendor Financing Agreement

                         NEXTEL COMMUNICATIONS OF THE
                           MID-ATLANTIC, INC. (successor to Dispatch
                           Communications of Maryland, Inc., Dispatch
                           Communications of Minnesota, Inc., Dispatch
                           Communications of New England, Inc.,
                           Dispatch Communications of Pennsylvania,Inc.)
                         NEXTEL LICENSE HOLDINGS 1, INC.
                         NEXTEL LICENSE HOLDINGS 2, INC.
                           (successor to Comqor, Inc.)
                         NEXTEL LICENSE HOLDINGS 3, INC.
                           (successor to Dial Call Arkansas, Inc.,
                           Custom Radio/Johnson Communications, Inc.,
                           Dial Call Florida, Inc., Dial Call
                           Kentucky, Inc., Dial Call Louisiana, Inc.,
                           Dial Call Texas, Inc., Dial Call
                           Virginia, Inc., Dial Call West Virginia, Inc. and U.S. Digital, Inc.)
                         NEXTEL LICENSE HOLDINGS 4, INC.
                         NEXTEL OF TEXAS, INC. (successor to Fort
                           Worth Communications, Inc.)
                         NEXTEL WEST CORP.
                           (successor to Airwave Communications Corp.
                           (Seattle), C-Call Corporation, Dispatch
                           Communications of Arizona, Inc., ESMR Sub,
                           Inc., Fleet Call of Utah, Inc., Fleet Call
                           West, Inc., Mijac Enterprises, Inc., Mobile
                           Radio of Illinois, Inc., Motorola SF, Inc.,
                           Nextel Hawaii Acquisition Corp.,
                           Nextel Utah Acquisition Corp., Nextel
                           Western Acquisition Corp., OneComm Corporation,
                              N.A., Powerfone
                           Holdings, Inc., Powerfone, Inc.,
                           Smart SMR of Illinois, Inc., Shoreland
                           Communications, Inc. and Spectrum Resources of the Midwest, Inc.)
                         SAFETY NET, INC.
                         SMART SMR, INC.





                   Second Secured Vendor Financing Agreement

                         SMART SMR OF CALIFORNIA, INC.
                         SMART SMR OF NEW YORK, INC.

                              By    THOMAS J. SIDMAN
                                    -------------------------------
                                    Name: Thomas J. Sidman
                                    Title: Vice President

                            FORT WORTH TRUNKED RADIO
                              LIMITED PARTNERSHIP

                            By Nextel of Texas,Inc.,
                                 a General Partner


                               By   THOMAS J. SIDMAN
                                    -------------------------------
                                    Name: Thomas J. Sidman
                                    Title: Vice President


            VENDOR LENDERS

               MOTOROLA, INC.

                  by    GARY B. TATJE
                        -----------------------------
                        Name: Gary B. Tatje
                        Title: Director, Customer Financing





                   Second Secured Vendor Financing Agreement